CREDIT AGREEMENT

                          DATED AS OF JANUARY 30, 2004

                                     AMONG

                                UNIT CORPORATION,
                     MOUNTAIN FRONT PIPELINE COMPANY, INC.,
                             UNIT DRILLING COMPANY,
                            UNIT PETROLEUM COMPANY,
                           PETROLEUM SUPPLY COMPANY,
                                SERDRILCO, INC.
                                      and
                           UNIT ENERGY CANADA, INC.,

                                 AS BORROWERS,

                                  THE LENDERS,


                    BANK OF OKLAHOMA, NATIONAL ASSOCIATION,
                    AS ADMINISTRATIVE AGENT FOR THE LENDERS,
                                     and as
                              AS SYNDICATION AGENT

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                               TABLE OF CONTENTS
ARTICLE I DEFINITIONS ...................................................... 2
     1.1. Defined Terms .................................................... 2
     1.2. Exhibits and Schedules; Additional Definitions .................. 15
     1.3. Amendment of Defined Instruments..................................15
     1.4. Reference and Titles............................................. 15
     1.5 Accounting Terms and Determinations .............................. 15
     1.6. Calculations and Determinations ................................. 16
     1.7. Joint Preparation; Construction of Indemnities and Releases...... 16

ARTICLE II THE CREDITS .................................................... 16
     2.1. Commitments...................................................... 16
     2.2. Required Payments; Termination .................................. 16
     2.3. Ratable Loans ................................................... 16
     2.4. Types of Advances................................................ 16
     2.5. Facility Fee; Initial Aggregate Commitment; Maximum Credit Amount;
          Commitment Fee Rate ............................................. 16
     2.6. Borrowing Base and Required Reserve Value ....................... 17
     2.7. Minimum Amount of Each Advance .................................. 20
     2.8. Principal Payments............................................... 20
     2.9. Method of Selecting Types and Interest Periods for New Advances . 21
     2.10. Conversion and Continuation of Outstanding Advances ............ 21
     2.11. Changes in Interest Rate........................................ 22
     2.12. Rates Applicable After Default ................................. 22
     2.13. Method of Payment .............................................. 22
     2.14. Evidence of Indebtedness ....................................... 23
     2.15. Telephonic Notices.............................................. 24
     2.16. Interest Payment Dates ......................................... 24
     2.17. Notification of Advances, Interest Rates, and LC Requests ...... 25
     2.18. Non-Receipt of Funds by the Administrative Agent ............... 25
     2.19. Letters of Credit .............................................. 25
     2.20. Additional Agency Fees.......................................... 29
     2.21. Loan Purposes................................................... 29

ARTICLE III YIELD PROTECTION; TAXES ....................................... 29
     3.1. Yield Protection ................................................ 29
     3.2. Changes in Capital Adequacy Regulations ......................... 30
     3.3. Taxes ........................................................... 30
     3.4. Availability of Eurodollar Advances ............................. 31
     3.5. Funding Indemnification.......................................... 32

ARTICLE IV CONDITIONS PRECEDENT ........................................... 32
     4.1. Initial Credit Extension......................................... 32
     4.2. Each Credit Extension............................................ 34
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ARTICLE V REPRESENTATIONS AND WARRANTIES .................................. 34
     5.1. Existence and Good Standing ..................................... 34
     5.2. Authorization and Validity....................................... 35
     5.3. No Conflict; Government Consent ................................. 35
     5.4. Financial Statements ............................................ 35
     5.5. Material Adverse Change ......................................... 35
     5.6. Taxes ........................................................... 36
     5.7. Litigation and Contingent Obligations ........................... 36
     5.8. Subsidiaries .................................................... 36
     5.9. ERISA ........................................................... 36
     5.10. Accuracy of Information......................................... 36
     5.11. Margin Stock ................................................... 36
     5.12. Material Agreements............................................. 37
     5.13. Compliance With Laws ........................................... 37
     5.14. Ownership of Properties ........................................ 37
     5.15. Plan Assets; Prohibited Transactions ........................... 37
     5.16. Environmental Matters .......................................... 38
     5.17. Names and Places of Business ................................... 39
     5.18. Possession of Franchises, Licenses ............................. 39
     5.19. Rate Management Transactions ................................... 39

ARTICLE VI AFFIRMATIVE COVENANTS .......................................... 39
     6.1. Reports ......................................................... 39
     6.2. Use of Proceeds.................................................. 41
     6.3. Notice of Default................................................ 41
     6.4. Conduct of Business ............................................. 41
     6.5. Taxes ........................................................... 42
     6.6. Insurance ....................................................... 42
     6.7. Compliance With Laws............................................. 42
     6.8. Maintenance of Properties ....................................... 42
     6.9. Inspection....................................................... 42
     6.10. Collateral Documents ........................................... 42
     6.11. Deposit Accounts/Setoff ........................................ 42
     6.12 Environmental Indemnities........................................ 44

ARTICLE VII NEGATIVE COVENANTS ............................................ 46
     7.1. Dividends ....................................................... 46
     7.2. Indebtedness..................................................... 46
     7.3. Limitation on Fundamental Changes ............................... 47
     7.4. Sale of Assets................................................... 47
     7.5. Investments and Acquisitions .................................... 48
     7.6. Liens............................................................ 49
     7.7. Affiliates....................................................... 50
     7.8. Sale and Leaseback Transactions and other Off-Balance Sheet
          Liabilities...................................................... 50
     7.9. Contingent Obligations .......................................... 50
     7.10. Financial Contracts............................................. 51
     7.11. Letters of Credit .............................................. 51

                                       ii
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     7.12. Prohibited Contracts ........................................... 52
     7.13. Negative Pledge ................................................ 52

ARTICLE VIII FINANCIAL COVENANTS .......................................... 52
     8.1. Current Ratio.................................................... 52
     8.2. Leverage Ratio .................................................. 52
     8.3. Minimum Consolidated Net Worth .................................. 52

ARTICLE IX COLLATERAL AND GUARANTEES ...................................... 53
     9.1. Collateral....................................................... 53
     9.2. Additional Collateral............................................ 53
     9.3. Rig Appraisals................................................... 53
     9.4. Guarantees....................................................... 53
     9.5. Further Assurances............................................... 54
     9.6. Negative Pledge/Production Proceeds ............................. 54

ARTICLE X DEFAULTS ........................................................ 54

ARTICLE XI ACCELERATION; WAIVERS; AMENDMENTS AND REMEDIES ................. 57
     11.1. Acceleration ................................................... 57
     11.2. Amendments...................................................... 57
     11.3. Preservation of Rights ......................................... 58

ARTICLE XII GENERAL PROVISIONS............................................. 58
     12.1. Survival of Representations .................................... 59
     12.2. Governmental Regulation ........................................ 59
     12.3. Headings ....................................................... 59
     12.4. Entire Agreement ............................................... 59
     12.5. Several Obligations; Benefits of this Agreement ................ 59
     12.6. Expenses; Indemnification....................................... 59
     12.7. Severability of Provisions ..................................... 60
     12.8. Nonliability of Lenders ........................................ 60
     12.9. Confidentiality................................................. 60
     12.10. Disclosure..................................................... 61
     12.11. Place of Payment .............................................. 61
     12.12. Interest ...................................................... 61
     12.13. Automatic Debit of Borrowers' Operating Account ............... 62
     12.14. Exceptions to Covenants ....................................... 62
     12.15. Conflict with Security Instruments ............................ 62
     12.16. Lost Documents................................................. 62

ARTICLE XIII THE ADMINISTRATIVE AGENT ..................................... 63
     13.1. Appointment; Nature of Relationship ............................ 63
     13.2. Powers ......................................................... 63
     13.3. General Immunity ............................................... 63
     13.4. No Responsibility for Loans, Recitals .......................... 64
     13.5. Action on Instructions of Lenders .............................. 64

                                      iii
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     13.6. Employment of Administrative Agents; Counsel; Reliance ......... 64
     13.7. Reliance on Documents; Counsel ................................. 64
     13.7. Administrative Agent's Reimbursement and Indemnification........ 65
     13.8. Notice of Default .............................................. 65
     13.9. Rights as a Lender.............................................. 65
     13.10. Lender Credit Decision......................................... 65
     13.11. Successor Administrative Agent ................................ 66
     13.12. Execution of Collateral Documents ............................. 66
     13.13. Collateral Releases ........................................... 66
     13.14. Syndication Agent.............................................. 67
     13.15 Delegation to Affiliates ....................................... 67

ARTICLE XIV BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ............. 67
     14.1. Successors and Assigns ......................................... 67
     14.2. Participations ................................................. 68
     14.3. Assignments .................................................... 69
     14.4. Dissemination of Information ................................... 70
     14.5. Tax Treatment ...................................................70
     14.6. Procedure for Increases and Addition of New Lenders ............ 70

ARTICLE XV NOTICES ........................................................ 71
     15.1. Notices......................................................... 71
     15.2. Change of Address .............................................. 71
     15.3. Consent to Amendments .......................................... 71
     15.4. USA PATRIOT Act Notice.......................................... 71

ARTICLE XVI COUNTERPARTS .................................................. 72

ARTICLE XVII CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
     JURY TRIAL ........................................................... 72
     17.1. CHOICE OF LAW .................................................. 72
     17.2. CONSENT ........................................................ 72
     17.3. NO ORAL AGREEMENTS ............................................. 73
     17.4. EXCULPATION PROVISIONS ......................................... 73
     17.5. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES ......................... 73

                                       iv
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Exhibits
--------

Exhibit A   -   Form of Promissory Note
Exhibit B   -   Compliance Certificate
Exhibit C   -   Form of Assignment
Exhibit D   -   Form of Commitment Increase/Additional Lender
Exhibit E   -   Form of Subsidiary Guaranty

Schedules
---------

Schedule 1   -   Pricing Schedule
Schedule 2   -   Lenders Schedule
Schedule 3   -   Disclosure Schedule
Schedule 4   -   Security Schedule
Schedule 5   -   Environmental Matters
Schedule 6   -   Rate Management Transactions
Schedule 7   -   Excluded Accounts
Schedule 8   -   Contingent Obligations

                                CREDIT AGREEMENT

     THIS LOAN AGREEMENT, dated effective as of January 30, 2004 ("Agreement"), is entered into among UNIT CORPORATION, a Delaware corporation ("Unit"), MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY, an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation, SERDRILCO, INC., an Oklahoma corporation and UNIT ENERGY CANADA INC., an Alberta, Canada corporation, each with its principal place of business at 7130 South Lewis, Suite 100, Tulsa, Oklahoma 74136 (collectively the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), BANK OF AMERICA, N.A. ("B of A"), BMO NESBITT BURNS FINANCING, INC. ("BMO"), and COMPASS BANK ("Compass") (BOk, B of A, BMO and Compass, each being sometimes referred to herein, individually, as a "Lender," and collectively as the "Lenders"); and BOk as agent for the Lenders now or hereafter signatory party to this Agreement (in such capacity, herein referred to as the "Agent").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Borrowers, BOk, as the agent for the Existing Lenders (defined herein), and the financial institutions named and defined therein as lenders signatory parties thereto (collectively, the "Existing Lenders") are parties to that certain Loan Agreement dated as of July 24, 2001 (the "Existing Credit Agreement"), pursuant to which the Existing Lenders provided certain loans and extensions of revolving credit to the Borrowers (all indebtedness arising and all obligations, including contingent liabilities on letters of credit issued pursuant to the Existing Credit Agreement are collectively called the "Existing Indebtedness"); and

     WHEREAS, Unit is a party to that certain Agreement and Plan of Merger with PetroCorp. Incorporated ("PetroCorp"), dated as of August 14, 2003 (together with all schedules and exhibits thereto and all amendments, supplements, addenda and modifications, collectively the "PetroCorp Agreement") pursuant to which Unit will become the owner of all of the outstanding capital stock of PetroCorp; and

     WHEREAS, Unit has requested the Syndication Agent to (i) arrange for the financing of the acquisition of PetroCorp and (ii) refinance any Existing Indebtedness; and WHEREAS, as a condition to obtaining the financing contemplated hereby, Borrowers have agreed to refinance any Existing Indebtedness in full with funds to be made available under this Agreement; and

     WHEREAS, the parties hereto desire to appoint BOk as Administrative Agent for the Lenders, and Borrowers desire to obtain the Commitments (i) to refinance any Existing Indebtedness, (ii) to consummate the closing of the PetroCorp Agreement and acquisition of PetroCorp, and (iii) for other purposes permitted by the terms of this Agreement; and

     WHEREAS, after giving effect to the refinancing of any Existing Indebtedness and extinguishment of the Commitments of the Existing Lenders and the replacement thereof by the

Commitments, the several (but not joint) Commitment (as herein defined) of each Lender hereunder will be as set forth on the Lenders Schedule; and

     WHEREAS, pursuant to a separate agreement among BOk and Borrowers, BOk has been appointed Syndication Agent for the credit facilities provided in this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1. Defined Terms. As used in this Agreement, the following terms have the meaning specified below or in the sections and subsections referred to below:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrowers or any of their Subsidiaries (i) acquires, by any means, any going business or all or substantially all of the assets of any Person or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Administrative Agent" means BOk in its capacity as contractual agent of the Lenders pursuant to Article XIII, and any successor Administrative Agent under Article XIII.

     "Advance" means a borrowing under Article II, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same type (either Floating Rate Advance or Eurodollar Advance) and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person will be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (capital stock, general or limited partnership units or interests, limited liability company membership interests or association or other business entity shares, participations, rights or other equivalent ownership interests, however designated) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent Fee Letter" means the separate letter agreement between and among the Borrowers and the Administrative Agent setting forth the syndication fee and the annual agency fee arrangements.

     "Aggregate Commitment" means the total of the Commitments of all Lenders, as adjusted from time to time pursuant to the terms hereof; provided that the Aggregate Commitment will never exceed the lesser of (i) the Borrowing Base, or
(ii) the Maximum Credit Amount.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of the Federal Funds Effective Rate for such day plus one-half of one percent per annum (0.50%), based on the number of days elapsed in an actual 365-366 day year.

     "Applicable Margin" means the percentage rate per annum set forth in the Pricing Schedule.

     "Authorized Officer" means any of the president, the chief financial officer, any vice president, the treasurer or any assistant treasurer of the Borrowers, acting singly.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "BOk" means Bank of Oklahoma, National Association, and its successors.

     "Borrowers" means Unit, and its Existing Subsidiaries, and their respective successors and assigns.

     "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.6.1 or the amount otherwise determined in accordance with the remaining provisions of Section 2.6.

     "Borrowing Base Properties" means the Rigs and the oil and gas properties evaluated by Lenders for purposes of establishing the Borrowing Base.

     "Borrowing Base Usage Percentage" means, for any day, the percentage equal to the quotient of (i) the Aggregate Outstanding Credit Exposure on such day, divided by (ii) the Borrowing Base as initially set by the Lenders under Section
2.6.1 (and as subsequently set by the Lenders under Section 2.6.2 or other provisions of Section 2.6 [excluding Section 2.6.3]).

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa, Oklahoma, and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa, Oklahoma, for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or. interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrowers.

     "Chase" means JPMorgan Chase Bank or any other financial institution that is the primary banking subsidiary of JPMorgan Chase & Company from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means all Property of Borrowers and their respective Subsidiaries in which a Lien has been granted under the Collateral Documents.

     "Collateral Documents" means, collectively, the documents listed on the Security Schedule, including the Security Agreement, and all other deeds of trust, mortgages, assignments, security agreements, pledge agreements and other security documents from time to time delivered to Administrative Agent to secure the Secured Obligations.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in LCs issued on the application of, the Borrowers in an aggregate amount not exceeding the amount set forth on the Lenders Schedule or as set forth in any Notice of Assignment relating to any assignment that has become effective under Section 14.3.2, as such amount may be modified from time to time under to the terms hereof; provided that no Lender's Commitment will ever exceed the lesser of such Lender's Pro Rata Share of (i) the Borrowing Base, or (ii) Maximum Credit Amount.

     "Commitment Fee Rate" means, at any time, the per annum percentage rate at which commitment fees are accruing on the Available Aggregate Commitment under
Section 2.5.3 at such time at the rate set forth in the Pricing Schedule.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income and income based taxes paid or accrued, (iii) depreciation, depletion, amortization and impairment, including without limitation, impairment of goodwill, and (iv) any non-cash items associated with mark to market accounting, all calculated for the Borrowers and their Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, for any period with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payments under any Capitalized Lease) on a consolidated income statement of such Person and the Subsidiaries for such period excluding the amortization of any original issue discount.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means the sum of (a) the par value of Unit's consolidated capital stock (excluding treasury stock), plus (b) Unit's consolidated additional paid-in capital, plus (c) the amount of Unit's consolidated retained earnings.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable on, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Contingent Obligations Schedule" means Schedule 8.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Credit Extension" means the making of an Advance or the issuance of a LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a LC.

     "Credit Parties" means, collectively, the Borrowers and the Material Subsidiaries (including the Subsidiary Guarantors), and "Credit Party" means any one of them.

     "Default" means an event described in Article X.

     "Determination Date" is defined in Section 2.6.2.

     "Disclosure Schedule" means Schedule 3.

     "Engineered Value" means, at the time of determination, the future net revenues of the oil and gas portion of the Borrowing Base Properties calculated by Administrative Agent and the Required Lenders using the pricing parameters and discount rate currently being used by Administrative Agent.

     "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.1.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equity" means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period: (a) the interest rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers' Association Interest Settlement Rate (such page currently being page number
3750) for deposits in U.S. dollars (for delivery on the first day of such Interest Period) as reported by any generally recognized financial information service, determined as of approximately 11:00 a.m. (London time) three (3) Business Days prior to the first day of such Interest Period, and having a term equivalent to such Interest Period, provided that, in the event the rate referenced in subsection (a) does not appear on such page or such service is not available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period will instead be the rate determined by the Administrative Agent to be the rate at which Chase or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) three (3) Business Days prior to the first day of such Interest Period, in the approximate amount of BOk's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to any Interest Period, an interest rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin, based on a 360 day year.

     "Excluded Accounts" has the meaning assigned in Section 6.11(a).

     "Excluded Taxes" means, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office is located.

     "Existing Indebtedness " has the meaning assigned to such term in the recitals hereto.

     "Existing Subsidiaries" means Mountain Front Pipeline Company, Inc., an Oklahoma corporation, Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, an Oklahoma corporation, Petroleum Supply Company, an Oklahoma corporation, SerDrilco, Inc., an Oklahoma corporation, and Unit Energy Canada, Inc., an Alberta, Canada corporation

     "Facility Termination Date" mean the date which is four (4) years from the date of this Agreement, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms of this Agreement.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Tulsa time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap, hedge or option contract or other financial instrument with similar characteristics, and (ii) any Rate Management Transaction.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Highest Lawful Rate" means, on any day with respect to each Lender to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge or receive with respect to such Obligations for such day. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, will be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (other than Permitted Encumbrances), (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Rate Management Obligations, (ix) obligations to reimburse issuers of Letters of Credit, (x) obligations with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), (xi) obligations with respect to other obligations to deliver goods or services in consideration of advance payments therefor; and (xii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Engineering Report" means the engineering reserve report concerning oil and gas properties of PetroCorp prepared by PetroCorp as of July 1, 2003 and the engineering reserve report concerning oil and gas properties of Unit and the Existing Subsidiaries prepared by Unit or its Existing Subsidiaries and audited by Ryder Scott Company as of December 31, 2002.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Unit pursuant to this Agreement. Such Interest Period will end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in the next, second, third or sixth succeeding month, such Interest Period will end on the last Business Day of the next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period will end on the next succeeding Business Day, provided, however, that if the next succeeding Business Day falls in a new calendar month, such Interest Period will end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LC" is defined in Section 2.19.1.

     "LC Application" is defined in Section 2.19.3.

     "LC Fee" is defined in Section 2.19.4.

     "LC Issuer" means BOk (or any subsidiary or affiliate of BOk designated by BOk) or any other Lender in its capacity as issuer of LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all LCs outstanding at such time plus
(ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.19.5.

     "Lenders" means the lending institutions now or hereafter listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lenders Schedule" means Schedule 2.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, that Lender's Advances made pursuant to Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the LC Applications and any Notes issued pursuant to Section 2.14, the Collateral Documents and each Subsidiary Guaranty.

     "Long Term Debt" means all outstanding long term liabilities of the Borrowers in accordance with GAAP excluding deferred taxes and the plugging and abandonment accrued liabilities described in Section 7.9(v).

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrowers and their Subsidiaries taken as a whole (taking into account the present value of any indemnification in favor of the Borrowers or any applicable insurance coverage), (ii) the ability of any of the Borrowers to perform their obligations under the Loan Documents to which it is a party, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

     "Material Indebtedness" means Indebtedness in an outstanding principal amount of $1,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

     "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

     "Material Subsidiary" means at any time a Subsidiary of any of the Borrowers having (i) at least ten percent (10%) of the consolidated total assets of the Borrowers and their Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrowers) or (ii) at least ten percent (10%) of the consolidated revenues of the Borrowers and their Subsidiaries for the fiscal year of the Borrowers then most recently ended.

     "Maximum Credit Amount" means such amount that is agreed to in writing by the Borrowers and the Lenders as the maximum amount of Credit Extensions available to the Borrowers under Article II of this Agreement from Lenders.

     "Modify" and "Modification" are defined in Section 2.19.1.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrowers or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Note" is defined in Section 2.14.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in Section 3.3(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

     "Participants" is defined in Section 14.2.1.

     "Payment Date" means the last day of each fiscal quarter of Unit (insofar as Eurodollar Loans are concerned) and the last day of each month (insofar as Floating Rate Loans are concerned).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Encumbrances" means any Lien permitted by Section 7.6.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PetroCorp" means PetroCorp Incorporated, a Texas corporation.

     "PetroCorp Agreement" means the Agreement and Plan of Merger dated as of August 14, 2003, among PetroCorp, Unit and Unit Acquisition Company, a Texas corporation, as amended, modified or restated, together with all schedules, exhibits and addenda thereto.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrowers or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means Schedule 1.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Chase (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 14.3.1.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions, supplements, replacements and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrowers which is a rate swap, basis swap, hedge, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or price/commodity protection device (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. Notwithstanding the foregoing, a "Rate Management Transaction" will not include any contract for the purchase and sale of natural gas or oil entered into in the ordinary course of business and on customary trade terms.

     "Redetermination" means a Scheduled Redetermination or a Special Redetermination.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under LCs.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA, with respect to which the notice requirements to the PBGC have not been waived, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA will be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 75% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 75% of the Aggregate Outstanding Credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Rigs" means the drilling rigs and related equipment, machinery, accessories and other personal property rights or interests encumbered by the Security Documents.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Scheduled Redetermination" means any redetermination of the Borrowing Base under Sections 2.6.4 or 2.6.5 in accordance with Section 2.6.2.

     "SEC" means the Securities and Exchange Commission.

     "Security Schedule" means Schedule 4.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders or any affiliates of the Lenders.

     "Single Employer Plan" means a Plan maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group.

     "Special Redetermination" means any redetermination of the Borrowing Base pursuant to Sections 2.6.4 or 2.6.5.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which will at the time be owned or controlled, directly or indirectly, by such Person or by one or more of their Subsidiaries or by such Person and one or more of their Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which will at the time be so owned or controlled, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state applicable law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, will not be deemed to be "Subsidiaries" of such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" will mean a Subsidiary of any of the Borrowers (including Subsidiary Guarantors).

     "Subsidiary Guarantor" means PetroCorp (upon consummation of the PetroCorp Agreement) and each other present or future Material Subsidiary and their successors and assigns.

     "Subsidiary Guaranty" means the Guaranty Agreement, substantially in the form of Exhibit E to be executed by each Material Subsidiary in favor of the Administrative Agent for the ratable benefit of the Lenders, with respect to the Obligations of the Borrowers under this Credit Agreement.

     "Subsidiary Guaranty Joinder Agreement" means the Joinder Agreement, substantially in the form of Schedule 1 to the Subsidiary Guaranty, to be executed and delivered by each new Material Subsidiary in accordance with the provisions of Section 9.4 of this Credit Agreement.

     "Syndication Agent" means BOk and its successors and assigns.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Transferee" is defined in Section 14.4.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which will at the time be owned or controlled, directly or indirectly, by such

Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which will at the time be so owned or controlled.

     The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

     1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part of this Agreement for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided in this Agreement the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing in this section will be construed to authorize any such renewal, extension, modification, amendment or restatement.

     1.4. Reference and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document will be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) will include all exhibits, schedules, and other attachments thereto, and (b) will include all documents, instruments, or agreements issued or executed in replacement or restatement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and will be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

     1.5 Accounting Terms and Determinations. Except only as otherwise expressly provided in this Agreement, all accounting terms will be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders under this Agreement shall be prepared in accordance with GAAP, as applied on a consistent basis. References to "days" will mean calendar days, unless the term "Business Day" is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

     1.6. Calculations and Determinations. All calculations under the Loan Documents of interest and of fees will be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days except only for interest accruals on Floating Rate Loans which will be based on the number of days lapsed in a 365-366 day year. Each determination by a Lender of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender (such as any Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) will, in the absence of manifest error, be conclusive and binding.

     1.7. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction will apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement will be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

                                   ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1. Commitments. From and including the date of this Agreement and up to the Facility Termination Date, each Lender severally agrees, on the terms and conditions of this Agreement, to (i) make Loans to the Borrowers (on a joint and several liability basis) and (ii) participate in LCs issued on the request of the Borrowers, provided that, after giving effect to the making of each such Loan and the issuance of each such LC, such Lender's Outstanding Credit Exposure does not exceed its Commitment and the Aggregate Outstanding Credit Exposure does not exceed the Aggregate Commitment. Subject to the terms of this Agreement, Unit, as the designated borrowing agent on behalf of all of the Borrowers, may borrow, repay and reborrow at any time before the Facility Termination Date. Each Lender's Commitment will expire on the Facility Termination Date. The LC Issuer will issue LCs hereunder on the terms and conditions set forth in Section 2.19.

     2.2. Required Payments; Termination. All unpaid Obligations will be paid in full by the Borrowers on the Facility Termination Date.

     2.3. Ratable Loans. Each Advance will be made by the Lenders ratably according to their Pro Rata Shares.

     2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by Unit on behalf of the Borrowers in accordance with Sections 2.9 and 2.10.

     2.5. Facility Fee; Initial Aggregate Commitment; Maximum Credit Amount; Commitment Fee Rate.

          2.5.1. A facility fee of $451,500 will be paid at Closing to the Administrative Agent for the Pro Rata Share benefit of each Lender.

          2.5.2. The initial Aggregate Commitment is $120,000,000 and the initial Maximum Credit Amount is $150,000,000. Any increase in either the Aggregate Commitment or the Maximum Credit Amount requires the written consent of all Lenders, except only for increases in the Aggregate Commitment to an amount not more than the Maximum Credit Amount in accordance with Section 14.6.

          2.5.3. The Borrowers agree to pay to the Administrative Agent for the Pro Rata Share of each Lender a per annum Commitment Fee Rate (as set forth on the Pricing Schedule) on the average daily amount of the Available Aggregate Commitment from the date of this Agreement through the Facility Termination Date. The Commitment Fee Rate will be payable on each quarterly Payment Date hereafter and on the Facility Termination Date. All accrued commitment fees will be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions.

     2.6. Borrowing Base.

               2.6.1. Until the first Determination Date, the parties hereto stipulate that the Borrowing Base preliminarily set by the Lenders is $188,000,000 (including a stipulated $20,000,000 for the Rigs), subject to the term, provisions and limitations hereof (the "Borrowing Base"). Each Borrowing Base determination will include $20,000,000 as the loan value for the Rigs.

               2.6.2. By April 1 and October 1 of each year beginning April 1, 2004 Unit will furnish to each Lender all information, reports and data that Administrative Agent has then requested concerning the businesses and properties (including the information specified in Sections 6.1(vii) and (viii)). The Engineering Report submitted to each Lender by each April 1 will be audited by an independent third party engineering firm acceptable to the Agent and dated no earlier than December 31 of the immediately preceding calendar year. The Engineering Report submitted to the Lenders by October 1 will be internally prepared by Unit and dated no earlier than June 30 of such year and:

                    (a) By each May 10 and November 10, commencing May 10, 2004, the Administrative Agent will submit to the Lenders its proposed Borrowing Base amount

                    (b) Any Lender who objects to the Administrative Agent's
               proposed redetermination of the amount of the Borrowing Base must notify the Administrative Agent in writing within fifteen (15) days after it receives the Administrative Agent's notice of the proposed redetermined Borrowing Base, or it will be deemed to have conclusively approved such proposed redetermined Borrowing Base. The objecting Lender will also provide the Administrative Agent with a copy of its calculations and determination of the Borrowing Base. If the Required Lenders do not agree on the redetermined Borrowing Base, the Administrative Agent will poll all Lenders and establish the Borrowing Base at the largest (highest) amount approved by the Required Lenders. Notwithstanding the foregoing, in no event will the redetermined Borrowing Base be increased above the previously determined Borrowing Base without the written consent of all Lenders.

                    (c) The Administrative Agent will then promptly notify Unit of the new Borrowing Base amount as determined by the Lenders. Unless within five (5) Business Days following the Administrative Agent's notice, Unit makes a designation permitted by Section 2.6.3, the new Borrowing Base will be effective as of the date such notice is sent (a "Determination Date"). If Unit so designates a lesser amount for the Borrowing Base, such designated Borrowing Base shall become effective when the Administrative Agent receives Unit's written designation, and in either event, the Borrowing Base will remain in effect until but not including the next date the Borrowing Base is redetermined other than designations permitted by Section 2.6.3.

                    (d) If Borrowers do not furnish all such information,
               reports and data by the date specified in this subsection, Administrative Agent may designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time until each Lender receives all such information, reports and data, at which time the Required Lenders may designate a new Borrowing Base. Required Lenders will determine the Borrowing Base based on (i) the loan value which they in their discretion assign to the various Borrowers' oil and gas properties being evaluated, (ii) the stipulated $20,000,000 Loan Value assigned to the Rigs, and (iii) any other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrowers and their Subsidiaries) as the Lenders deem significant. The Lenders and the Administrative Agent have no obligation to agree on or designate the Borrowing Base at any particular amount, whether in relation to the Aggregate Commitment or otherwise.

               2.6.3. Following the Administrative Agent's notice to Unit of the Borrowing Base amount determined under Section 2.6.2, Unit, on behalf of the Borrowers, may from time to time designate in writing to the Administrative Agent a reduced Aggregate Commitment amount subject to a minimum reduction amount of $10,000,000 (and in additional multiples of $10,000,000). Subject to any Special Redetermination permitted by this Section 2.6 and the provisions of this Section 2.6.3, such lesser amount designated by Unit will be the Aggregate Commitment until the next Scheduled Redetermination. The Administrative

          Agent and the Lenders stipulate that Unit has initially designated $120,000,000 as the Aggregate Commitment effective from the date of this Agreement.

               2.6.4 In addition to Scheduled Redeterminations, Required Lenders will be permitted to make a Special Redetermination of the Borrowing Base once between each Determination Date by notifying the Administrative Agent and Borrowers. Such Special Redetermination by the Lenders shall be in addition to any reduction of the Borrowing Base by the Required Lenders under Section 7.4(iv).

               2.6.5. In addition to Scheduled Redeterminations, Borrowers will be permitted to request a Special Redetermination of the Borrowing Base once between each Determination Date. Such request, including the amount requested, will be submitted in writing to the to Administrative Agent and, at the time of such request, Unit will deliver to Administrative Agent and each Lender, any information they may reasonably request in connection with the request for a Special Redetermination.

               2.6.6. If at any time, the Aggregate Outstanding Credit Exposure exceeds the lesser of the Borrowing Base or the Aggregate Commitment (a "Deficiency") because of a reduction in the Borrowing Base due to or resulting from a redetermination in accordance with this Section 2.6, Administrative Agent may notify Unit in writing of the Deficiency and within ten (10) days from the date of such deficiency notice, Unit will elect one of the following options:

                    (a) Make a prepayment on the Notes in an amount sufficient to reduce the aggregate unpaid principal balance of the Notes by an amount equal to or more than the amount of such Deficiency; or

                    (b) Dedicate to this Agreement other oil and gas properties or assets not then included in the Borrowing Base determinations in form and substance satisfactory to the Required Lenders and the Administrative Agent as additional security for the Outstanding Credit Exposure and the Commitments (and all other Obligations), provided that such oil and gas properties are acceptable to the Required Lenders and are of a value, as determined by the Administrative Agent and the Required Lenders, that the Aggregate Outstanding Credit Exposure does not exceed the Borrowing Base (as adjusted to include the values of the additional oil and gas properties); or

                    (c) Commence monthly principal payments each equal to the
               amount of the Deficiency divided by the number of whole calendar months between date of the Deficiency notice and the next semi-annual Scheduled Redetermination.

               If Unit elects to (i) make a prepayment on the Notes under clause (a) or (ii) commence monthly principal payments under clause (c), such prepayment will be due within twenty (20) days after the date of Unit's timely election. The prepayment or monthly principal payments will be applied in reduction of the principal balance of the Notes. If Unit elects to commit additional oil and gas properties under clause (b) above, the Borrowers will provide the Administrative Agent with descriptions of additional oil and gas properties (together with any current valuations and engineering reports applicable thereto which may be requested by the Administrative Agent) and will execute, acknowledge and deliver to the Administrative Agent any supplemental security agreements or pledges within thirty (30) days after the documents are tendered to the Borrowers by the Administrative Agent for execution.

     2.7. Minimum Amount of Each Advance. Each Eurodollar Advance will be in the minimum amount of $2,000,000 (and in additional multiples of $1,000,000), and each Floating Rate Advance will be in the minimum amount of $100,000 (and in additional multiples of $100,000), provided, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.8. Principal Payments.

          (a) Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon notice to the Administrative Agent . The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.5 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Administrative Agent.

          (b) Mandatory Principal Payments. If at any time a Deficiency occurs as a result of the sale or disposition of any Borrowing Base Properties (as opposed to a Deficiency subject to the provisions of Section 2.6.6 hereof), Borrowers will within 30 days after Administrative Agent gives notice of such fact to Borrowers to prepay the principal of the Loans in an aggregate amount at least equal to such Deficiency (or, if the Loans have been paid in full, deposit with the Administrative Agent the amount required to eliminate the Deficiency) together with interest during the period of such Deficiency at the Prime Rate per annum or Eurodollar Rate plus the Applicable Margin (calculated in the Pricing Schedule) per annum. Each payment of principal under this Section 2.8(b) will be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section will be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     2.9. Method of Selecting Loan Types and Interest Periods for New Advances. Unit will select the type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. Unit will give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 noon (Tulsa time) on the same Business Day as the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

               (i) the Borrowing Date, which will be a Business Day, of such Advance,

               (ii) the aggregate amount of such Advance,

               (iii) the type (Floating Rate or Eurodollar) of Advance selected, and

               (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1 p. m. (Tulsa, Oklahoma time) on each Borrowing Date, each Lender will make available its Loan or Loans in funds immediately available in Tulsa to the Administrative Agent at its address specified pursuant to Article
XV. The Administrative Agent will make the funds so received from the Lenders available to the Borrowers at the Administrative Agent's aforesaid address.

     2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances will continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance will continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance will be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) Unit will have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, Unit may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Unit will give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 12:00 noon (Tulsa time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

               (i) the requested date, which will be a Business Day, of such conversion or continuation,

               (ii) the aggregate amount and type of the Advance (floating Rate Advance or Eurodollar Advance) which is to be converted or continued, and

               (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11. Changes in Interest Rate. Each Floating Rate Advance will bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance will bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon Unit's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9, 2.10 or 2.11, during the continuance of a Default the Required Lenders may, at their option, by written notice to Unit, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by written notice to Unit, declare that (i) each Eurodollar Advance will bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus an additional 2% per annum, (ii) each Floating Rate Advance will bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus an additional 2% per annum and (iii) the LC Fee will be increased by an additional 2% per annum, provided that, during the continuance of a Default under Section
10.6 or 10.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above will be applicable to all Credit Extensions without any election, notice or other action on the part of the Administrative Agent or any Lender.

     2.13. Method of Payment.

          2.13.1. All payments of the Obligations hereunder will be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Section 15.1, or at any other banking address of the Administrative Agent specified in writing by the Administrative Agent to Unit, by 12:00 noon (local Tulsa time) on the date when due and will (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender will be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 15.1 or at any banking address specified in a notice received by the Administrative Agent from such Lender. The

     Administrative Agent is hereby authorized to charge the account of the Borrowers (other than any Excluded Account) maintained with BOk for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this
     Section 2.13 will also be deemed to refer, and will apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.19.

          2.13.2. When Administrative Agent collects or receives proceeds of Collateral, Administrative Agent will distribute all money so collected or received, and Administrative Agent and each Lender will apply all such money so distributed, as follows:

          (a) first, for the payment of all Secured Obligations which are then due and if such money is insufficient to pay all such Secured Obligations, first to any reimbursements due Administrative Agent under Section 12.6 and then to the partial payment of all other Secured Obligations then due in proportion to the amounts thereof, or as Administrative Agent and Lender will otherwise agree;

          (b) then for the prepayment of the Secured Obligations;

          (c) last, for the payment or prepayment of any other indebtedness or obligations secured by the Collateral.

All payments applied to principal or interest on any Note will be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with
Section 2.8. All distributions of amounts described in any of subsections (b) or
(c) above will be made by Administrative Agent pro rata to each Lender then owed Secured Obligations described in such subsection in proportion to all amounts owed to Administrative Agent and all Lenders which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.19.5 or to Administrative Agent under Section 13.7, any amounts otherwise distributable under this section to such Lender will be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent will apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

     2.14. Evidence of Indebtedness.

               (i) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (ii) The Administrative Agent will also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (c) the original stated amount of each LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

               (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above will be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

               (iv) Each Lender's Loans and interest therein will at all times be evidenced by a promissory note in the form of Exhibit A hereto (each a "Note") payable to the order of such Lender.

     2.15. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Unit agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders will govern absent manifest error.

     2.16. Interest Payment Dates. Interest accrued on each Floating Rate Advance will be payable on each monthly Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date will be payable on the date of conversion. Interest accrued on each one month (30 day), two months (60 days) or three months (90 days) Interest Period for Eurodollar Advance will be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months (i.e., six months (180 days) Interest Period) will also be payable on the last day of each three-month interval during such Interest Period. Interest will be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance will become due on a day which is not a Business Day, such payment will be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time will be included in computing interest in connection with such payment.

     2.17. Notification of Advances, Interest Rates, and LC Requests. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a LC thereunder.

     2.18. Non-Receipt of Funds by the Administrative Agent. Unless Unit or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but will not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, have not in fact made such payment to the Administrative Agent, the recipient of such payment will, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

     2.19. Letters of Credit.

          2.19.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit (each, a "LC") and to renew, extend, increase, decrease or otherwise modify each LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrowers; provided that immediately after each such LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations will not exceed $15,000,000.00 at any time and (ii) the Aggregate Outstanding Credit Exposure will not exceed the Aggregate Commitment. No LC will have an expiry date later than one year after the issuance thereof; provided that if such expiry date is after the fifth Business Day prior to the Facility Termination Date, Borrowers will deposit with the Administrative Agent on such date immediately available funds in an amount equal to or greater than the undrawn amount of such LC.

          2.19.2. Participations. Upon the issuance or Modification by the LC Issuer of a LC in accordance with this Section 2.19, the LC Issuer will be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          2.19.3. Notice. Subject to Section 2.19.1, Unit will give the LC Issuer notice prior to 10:00 a.m. (Tulsa time) at least one Business Day prior to the proposed date of issuance or Modification of each LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such LC, and describing the proposed terms of such LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed LC. The issuance or Modification by the LC Issuer of any LC will, in addition to the conditions precedent set forth in
     Article IV (the satisfaction of which the LC Issuer will have no duty to ascertain), be subject to the conditions precedent that such LC will be satisfactory to the LC Issuer and that the Borrowers will have executed and delivered such LC Application agreement and/or such other instruments and agreements relating to such LC as the LC Issuer will have reasonably requested (each, a "LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement will control.

          2.19.4. LC Fees. The Borrowers will pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, at the time of issuance of each LC, a letter of credit fee calculated at an amount equal to the greater of $340.00 or a per annum rate equal to the Applicable Margin for Eurodollar Loans on the stated amount of such LC (each such fee described in this sentence an "LC Fee"). The Borrowers will also pay to the LC Issuer for its own account at the time of issuance of each LC, a fronting fee in an amount equal to 0.125% per annum of the initial stated amount, and documentary and processing charges in connection with the issuance or Modification of and draws under LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

          2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any LC of any demand for payment under such LC, the LC Issuer will notify the Administrative Agent and the Administrative Agent will promptly notify the Borrowers and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrowers and each Lender will be only to determine that the documents (including each demand for payment) delivered under each LC in connection with such presentment will be in conformity in all material respects with such LC. In the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender will be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for
     (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Tulsa time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

          2.19.6. Reimbursement by Borrowers. The Borrowers will be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrowers nor any Lender will hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrowers or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any LC issued by it complied with the terms of such LC or
     (ii) the LC Issuer's failure to pay under any LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrowers will bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement, the Borrowers may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

          2.19.7. Obligations Absolute. The Borrowers' obligations under this
     Section 2.19 will be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders will not be responsible for, and the Borrowers' Reimbursement Obligation in respect of any LC will not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any LC or any financing institution or other party to whom any LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any LC or any such transferee. The LC Issuer will not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any LC. The Borrowers agree that any action taken or omitted by the LC Issuer or any Lender under or in connection with each LC and the related drafts and documents, if done without gross negligence or willful misconduct, will be binding upon the Borrowers and will not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.19.7 is intended to limit the right of the Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

          2.19.8. Actions of LC Issuer. The LC Issuer will be entitled to rely, and will be fully protected in relying, upon any LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer will be fully justified in failing or refusing to take any action under this Agreement unless it will first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it will first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer will in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto will be binding upon the Lenders and any future holders of a participation in any LC.

          2.19.9. Indemnification. The Borrowers will indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, Administrative Agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any LC or any actual or proposed use of any LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained will affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers will not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any LC complied with the terms of such LC or (y) the LC Issuer's failure to pay under any LC after the presentation to it of a request strictly complying with the terms and conditions of such LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

          2.19.10. Lenders' Indemnification. Each Lender will, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, Administrative Agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any LC after the presentation to it of a request strictly complying with the terms and conditions of the LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

     2.20. Additional Agency Fees. Borrowers will pay certain additional fees to the Administrative Agent and the Syndication Agent in the amounts and on the terms described in the Agent Fee Letter.

     2.21 Loan Purposes Advances may be requested by Unit on behalf of the Borrowers for (i) payment in full of any Existing Indebtedness and extinguishment of the commitments of the Existing Lenders, (ii) funds necessary for the consummation of the PetroCorp acquisition, (iii) general working capital requirements for (a) exploration, development, production and acquisition of oil and gas properties and (b) contract drilling services, (iv) issuance of LCs, and
(v) general corporate purposes of the Borrowers.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable banking address or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) subjects any Lender or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than Excluded Taxes) to any Lender or the LC Issuer regarding its Eurodollar Loans or participations in Eurodollar Advances, or

               (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

               (iii) imposes any other condition the result of which is to increase the cost to any Lender, the interbank eurocurrency deposit market or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in LCs, or reduces any amount receivable by any Lender, the interbank eurocurrency deposit market or the LC Issuer in connection with its Eurodollar Loans, LCs or participations therein, or requires any Lender, the interbank eurocurrency deposit market or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be and the result of any of the foregoing is to increase the cost to such Lender or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in LCs or to reduce the return received by such Lender, the interbank eurocurrency deposit market or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, LCs or participations therein, then, within 15 days of demand by the Administrative Agent or the LC
Issuer, as the case may be, the Borrowers will pay the Administrative Agent for the account of such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines, in good faith, the amount of capital required or expected to be maintained by such Lender or the LC Issuer, or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers will pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determined is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasigovernmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the riskbased capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Taxes.

               (i) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or LC Application will be made free and clear of and without deduction for any and all Taxes. If the Borrowers are required by law to deduct any Taxes from any payment to a Lender, the LC Issuer or the Administrative Agent, to the extent not prohibited by applicable law,
          (a) the payment will be increased so that after making all required deductions (including deductions applicable to payments under this Section 3.3) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the payment it would have received had no deductions been made, (b) the Borrowers will make such deductions, (c) the Borrowers will pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrowers will furnish to the Administrative Agent a copy of a receipt evidencing payment within 30 days after the payment is made.

               (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or under any Note or LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or LC Application ("Other Taxes").

               (iii) The Borrowers hereby agree to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on payments under this Section 3.3) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments properly due under this indemnification will be made within 30 days following the date the Administrative Agent, the LC Issuer or such Lender requests payment.

               (iv) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from payments to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender will indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.3(iv) will survive the payment of the Obligations and termination of this Agreement. Any liability under this subsection (iv) will not be a liability of the Borrowers

     3.4. Availability of Eurodollar Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable banking location would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent will suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.5.

     3.5. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any resulting loss or cost incurred by it.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.1. Initial Credit Extension. The Lenders will not be required to make the initial Credit Extension hereunder unless:

          4.1.1. Unit has furnished to the Administrative Agent at its main banking offices in Tulsa, Oklahoma, each of the following, duly executed and delivered in form, substance and date satisfactory to the Administrative Agent, with sufficient copies for all of the Lenders:

               (i) Copies of the certificate of incorporation of each of the Credit Parties, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in their respective jurisdiction of incorporation.

               (ii) Copies, certified by the Secretary or Assistant Secretary of the Credit Parties, of their respective by-laws and of their respective Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which each Borrower is a party.

               (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Credit Parties, which will identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which such Borrower is a party, with the Administrative Agent and the Lenders being entitled to rely on such certificate until informed of any change in writing by such Borrower.

               (iv) A certificate, signed by the chief financial officer of Unit (on behalf of all of the Credit Parties), stating that on the initial Credit Extension Date no Default has occurred and is continuing, that all representations and warranties in the Loan Documents are true and correct and that no Material Adverse Effect has occurred.

               (v) A written closing opinion of outside counsel to the Borrowers, addressed to the Administrative Agent and the Lenders in form, scope and substance satisfactory to the Administrative Agent.

               (vi) This Agreement and a Note payable to the order of each Lender and, upon consummation of the merger contemplated by the PetroCorp Agreement, the Subsidiary Guaranty by PetroCorp, substantially in the form of Exhibit E of this Agreement.

               (vii) Arrangements satisfactory to the Administrative Agent, the LC Issuer and any applicable beneficiary concerning replacement or cash collateralization of any existing PetroCorp unexpired letters of credit at the time of the consummation of the acquisition of PetroCorp by Unit, payment in full of any Indebtedness owing under the Existing Credit Agreement to the Existing Lenders, including all interest thereon and that any unexpired letters of credit issued thereunder have been terminated or otherwise collateralized to the satisfaction of the Administrative Agent and the LC Issuer under the Existing Credit Agreement, including evidence satisfactory to Unit and the Administrative Agent of the cancellation of the Commitments issued under the Existing Credit Agreement, termination of the credit facilities established under the Existing Credit Agreement.

               (viii) The Collateral Documents described in the Security
          Schedule.

               (ix) A fully executed copy of the PetroCorp Agreements and evidence satisfactory to the Administrative Agent that the acquisition of PetroCorp has been consummated under the PetroCorp Agreement, including without limitation, that evidence that the existing credit facility of PetroCorp has been extinguished and fully paid and discharged and that any Liens filed against PetroCorp will be promptly discharged and released of record.

               (x) Such other documents, certificates, instruments and information as any Lender or its counsel may have reasonably requested and satisfactory review by the Lenders of all environmental, litigation, insurance and other matters deemed appropriate by the Administrative Agent, including without limitation, summary title due diligence data concerning the Rigs and/or the oil and gas portion of the Borrowing Base Property (division orders, evidence of payment by the purchaser of production, etc.) as reasonably deemed necessary by the Administrative Agent or the Required Lenders.

               (xi) All facility fees owed to the Lenders and all fees and expenses owing by Borrowers to Administrative Agent and the Syndication Agent will have been paid, including the reasonable attorneys fees and expenses of legal counsel for the Administrative Agent that have been billed and submitted to the Agent as of the Closing Date.

     4.2. Each Credit Extension. The Lenders will not be required to make any Credit Extension unless on the applicable Credit Extension Date:

               (i) There exists no Default and the representations and warranties contained in Article V are then true and correct in all material respects as of such Credit Extension Date except to the extent a representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty will have been true and correct on and as of such earlier date.

               (ii) All legal matters incident to the making of such Credit Extension will be satisfactory to the Administrative Agent.

               (iii) No Material Adverse Effect will have occurred to, and no event or circumstance will have occurred that could reasonably be expected to cause a Material Adverse Effect to, Unit's consolidated financial condition or to the Credit Parties' businesses since the date of the financial statements most recently delivered pursuant to Sections 6.1 (i) and (ii) hereof.

               (iv) The making of such Loan or the issuance of such Letter of Credit will not be prohibited by any Law and will not subject any Lender or any LC Issuer to any penalty or other adverse condition under any Law.

               (v) Each Borrower and Subsidiary Guarantor will be solvent.

               (vi) Administrative Agent will have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in Section 4.1, as to (i) the accuracy and validity of or compliance with all representations, warranties, and covenants made by any Borrower or Subsidiary Guarantor in this Agreement in all material respects and the other Loan Documents, and
          (ii) the satisfaction of all conditions contained in this Agreement.

     Each Borrowing Notice or request for issuance of a LC will constitute a representation and warranty by the Borrowers that the conditions contained in
Section 4.2 have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrowers represent and warrant to the Lenders that:

     5.1. Existence and Good Standing. Each Credit Party is a corporation, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to carry on its business in each jurisdiction as now conducted.

     5.2. Authorization and Validity. Each Credit Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings. The Loan Documents to which a Credit Party is a party constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by any of the Credit Parties of the Loan Documents to which it is a party, nor the consummation of the transactions contemplated by the Loan Documents, nor compliance with the provisions of the Loan Documents will violate in any material respect (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Credit Parties or (ii) any of the Credit Parties' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any of the Credit Parties is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Credit Parties pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Credit Parties, is required to be obtained by the Credit Parties in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Credit Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. Financial Statements. The audited annual and unaudited quarterly, consolidated financial statements of Unit and its consolidated Subsidiaries previously delivered to the Lenders were prepared in accordance with GAAP (except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments) in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Credit Parties at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Since September 30, 2003, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Credit Parties which could reasonably be expected to have a Material Adverse Effect. There is no fact known to the Credit Parties which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Credit Parties can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Credit Parties prior to, or on, the Closing Date in connection with the transactions contemplated by this Agreement.

     5.6. Taxes. The Credit Parties have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Credit Parties or any of their Subsidiaries, except such taxes, if any, that are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and which no Lien has been filed or perfected. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Credit Parties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Credit Parties have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4 except as set forth on Schedule 8 of this Agreement.

     5.8. Subsidiaries. The Disclosure Schedule contains an accurate list of all Subsidiaries of Unit as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Unit or the other Credit Parties. All of the issued and outstanding shares of capital stock or other ownership interests of the Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Credit Parties nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Credit Parties nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan except as disclosed in the Disclosure Schedule.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Credit Parties to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Margin Stock No part of the Loan proceeds of any Advances hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Administrative Agent or the Required Lenders, the Credit Parties will furnish to the Collateral Agent a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. No indebtedness being reduced or retired out of the proceeds of the Advances was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin Stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Unit and its Subsidiaries.

     5.12. Material Agreements. Unit has no actual knowledge of (i) any material agreement or material instrument to which any Borrower is a party or (ii) any charter or other corporate restriction, either of which (i) or (ii), under current conditions and circumstances known to Unit, constitutes or is reasonably expected to have a Material Adverse Effect. None of the Credit Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to have a Material Adverse Effect.

     5.13. Compliance With Laws. The Credit Parties have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. Unit and each of its Subsidiaries has marketable title to all of the properties and assets reflected as owned in the consolidated financial statements of Unit, in each case free and clear of all Liens other than Permitted Encumbrances (including those created under the Loan Documents described and defined in the Existing Credit Agreement) and such as do not materially and adversely affect the value of the property and do not materially interfere with the use made or proposed to be made of such property by Unit or its Subsidiaries, which such total Liens do not exceed $1,000,000 in the aggregate. The real property, improvements, equipment and personal property held under lease by Unit or any Subsidiary of Unit are held under valid enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by Unit or any Subsidiary of Unit. Each of Credit Parties possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as proposed to be conducted hereafter.

     5.15. Plan Assets; Prohibited Transactions. Neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan. The Credit Parties and their Guarantors have fulfilled all their obligations under the funding standards of ERISA and the

Code and are in compliance in all material respects with the applicable
ERISA and Code provisions with respect to each Plan. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Credit Parties or any of the Subsidiary Guarantors. No Borrower has (i) sought any waiver of the minimum funding standard under Section 412 of the Code, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or
(iii) incurred any liability under Title IV of ERISA.

     5.16. Environmental Matters. Except as set forth on Schedule 5:

          (a) To the best of the Credit Parties' knowledge and belief, the Properties owned, leased or operated by the Credit Parties do not contain, and have not previously contained, any materials of environmental concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (b) To the best of the Credit Parties' knowledge and belief, the Properties and all operations at the Properties are in compliance in all material respects, and have, for the lesser of the last five years or for the duration of their ownership, lease, or operation by the Credit Parties, been in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (collectively, the "Business") which could interfere with the continued operation of the Properties or impair the fair saleable value thereof.

          (c) None of the Credit Parties has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

          (d) To the best of the Credit Parties' knowledge and belief, materials of environmental concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any materials of environmental concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Credit Parties thereof are or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (f) There has been no release or threat of release of materials of environmental concern at or from the Properties, or arising from or related to the operations of the Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

     5.17 Names and Places of Business. No Borrower has, during the preceding five years, had, been known by, or used any other trade or fictitious name. The chief executive office and principal place of business of each Credit Party are located at the address of the Credit Parties prescribed in Section 15.1.

     5.18. Possession of Franchises, Licenses. The Credit Parties have in their possession, or has timely applied for, all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their properties and assets, and none of the Credit Parties is in violation of any thereof in any material respect.

     5.19. Rate Management Transactions. Except as forth on Schedule 6, as of the Closing Date, a true and complete list of all Rate Management Transactions (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Credit Parties, listing the counterparties thereto.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

     During the term of this Agreement, unless the Required Lenders will otherwise consent in writing:

     6.1. Reports. Unit will maintain and furnish to the Lenders:

               (i) Within 80 days after the close of each of its fiscal years, the financial statements of Unit and its Subsidiaries, together with an unqualified audit report certified by Unit's independent certified public accountants, prepared in accordance with GAAP on a consolidated basis, including a balance sheet as of the end of such period and statements of operations, stockholders equity and cash flows for such period.

               (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, consolidated unaudited balance sheets as at the close of each such period and statements of operations, stockholders equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Together with the financial statements required under Sections 6.1(i) and (ii), copies of all certifications made by officers of Unit to the SEC in connection with such financial statements and a compliance certificate in substantially the form of Exhibit B signed by Unit's chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default exists, or if any Default exists, stating the nature and status of such Default.

               (iv) As soon as practicable and in any event within 10 days after the Credit Parties know that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Unit, describing said Reportable Event and the action which the Credit Parties propose to take regarding the Reportable Event.

               (v) As soon as practicable and in any event within 10 days after receipt by the Credit Parties, a copy of (a) any notice or claim to the effect that the Credit Parties is or may be liable to any Person as a result of the release by the Credit Parties, or any other Person of any toxic or hazardous waste or substance into the environment, and
          (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Credit Parties, which, in either case, could reasonably be expected to have a Material Adverse Effect.

               (vi) Promptly on the furnishing to the stockholders of the Unit, copies of all financial statements, reports and proxy statements so furnished.

               (vii) By April 1 of each year (commencing as of April 1, 2004), an Engineering Report prepared as of the prior December 31, by petroleum engineers who are employees of Credit Parties and audited by Ryder Scott Company, or such other firm of independent petroleum engineers chosen by Unit and acceptable to the Administrative Agent, concerning all oil and gas properties and interests owned by any Credit Parties and their Subsidiaries which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This reserve audit described above will encompass a review of the reserves associated with oil and gas properties comprising at least 80% of the value stated in the report. The Engineering Report will be satisfactory to Administrative Agent, will contain sufficient information to enable Credit Parties to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, will take into account any "over/under produced" status under gas balancing arrangements, and will contain information and analysis comparable in scope to that contained in the Initial Engineering Report.

               (viii) By October 1 of each year (commencing as of October 1,
          2004), and promptly following notice of a Special Redetermination under Section 2.6.4, an Engineering Report prepared as of the preceding June 30 (or the last day of the prior calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrowers, together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (x) above.

               (ix) By April 1 and October 1 of each year, beginning April 1, 2004, a report describing the gross volume of production and sales attributable to production during the prior six-month period from the properties described in the Engineering Report in Section 6.1(vii) or
          Section 6.1(viii) and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such month.

               (x) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. The Borrowers will use such proceeds of the Credit Extensions as necessary to refinance any Existing Indebtedness with the Existing Lenders, to fund the consummation of the PetroCorp acquisition, for general working capital requirements for (a) exploration, development, production and acquisition of oil and gas properties, and (b) contract drilling services, the issuance of LCs and for general corporate purposes. The Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulations T and U).

     6.3. Notice of Default. Unit will give prompt notice in writing to the Lenders of the occurrence of any Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Credit Parties will each carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5. Taxes. The Credit Parties will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.

     6.6. Insurance. The Credit Parties will maintain with, to the best of Unit's knowledge and belief, financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with their prior business practice and deemed prudent by industry standards, and the Credit Parties will furnish to any Lender upon request full information as to the insurance carried.

     6.7. Compliance With Laws. The Credit Parties will comply, in all material respects, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8. Maintenance of Properties. The Credit Parties will do all things reasonably necessary to maintain, preserve, protect and keep their respective Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be conducted at all times consistent with such Credit Party's prior business practices.

     6.9. Inspection. The Credit Parties will permit the Administrative Agent and the Lenders, by their respective representatives and Administrative Agents, to inspect any of the Property, books and financial records of the Credit Parties and each Subsidiary of any thereof, to examine and make copies of the books of accounts and other financial records of the Credit Parties and each Subsidiary of any thereof, and to discuss the affairs, finances and accounts of the Credit Parties and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

     6.10. Collateral Documents. Unit Drilling Company will execute and, where applicable, Borrowers will cause their respective Subsidiaries to execute and deliver (and, where applicable, acknowledge and have properly notarized) all of the Collateral Documents listed on Schedule 4 (Security Schedule) annexed hereto, each on the number of executed counterparts as deemed necessary or appropriate by the Administrative Agent and otherwise in form, scope and substance satisfactory to the Administrative Agent and its legal counsel.

     6.11. Deposit Accounts/Setoff.

          (a) Bank Accounts; Offset. To secure the repayment of the Obligations and the Rate Management Obligations, each Borrower grants to the Administrative Agent and each Lender a security interest, a lien, and a right of setoff and offset, each of which will be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which will be upon and against (a) any and all moneys, securities and other property (and the proceeds therefrom) of such Borrower now or hereafter held or received by or in transit to any Lender from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits and deposit accounts (general or special, time or demand, provisional or final) of such Borrower with any Lender, and (c) any other credits and claims of such Borrower at any time existing against any Lender, including claims under certificates of deposit (excluding from the foregoing security interest grant and right of set off and offset the accounts of the accounts at BOK as specified on
     Schedule 7 hereto (collectively, the "Excluded Accounts"). At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to any Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR THE LENDERS TO EXERCISE ANY RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE ADVANCES PRIOR TO EXERCISING ANY RIGHT OF SET OFF WITH RESPECT TO ANY DEPOSITS, CREDITS OR OTHER PROPERTY OF THE CREDIT PARTIES ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED

          (b) Control of Collateral. Administrative Agent hereby appoints each of the other Lenders to serve as its bailee to perfect Administrative Agent's Liens in any Collateral in the possession of any such other Lenders. Each Lender possessing any Collateral agrees to so act as bailee for Administrative Agent in accordance with the terms and provisions hereof. In furtherance of the foregoing, each Lender acknowledges that certain of the Credit Parties maintain deposit or other accounts (all such accounts maintained by any Credit Party with a Lender (other than the Excluded Accounts) are collectively called the "Lender Accounts" and individually called a "Lender Account") at one or more of the Lenders as disclosed pursuant to this Agreement. Each Lender agrees to hold its Lender Accounts as bailee for Administrative Agent to perfect the security interest held for the benefit of the Lenders therein. Prior to the receipt by a Lender of notice from Administrative Agent that it is exercising exclusive control over any Lender Account (a "Notice of Exclusive Control"), the Credit Parties are entitled to make withdrawals from the Lender Accounts and make deposits into and give entitlement orders with respect to the Lender Accounts. Once a Lender has a Notice of Exclusive Control, which such notice will not be given until a Default or Event of Default has occurred and is continuing, Administrative Agent will be the only party entitled to make withdrawals from or otherwise give any entitlement order or other direction with respect to the Lender Accounts. To the extent not already occurring, each Lender agrees to transfer, in immediately available funds by wire transfer to Administrative Agent, the amount of the collected funds credited to the deposit accounts which are Lender Accounts held by such Lender, and deliver to Administrative Agent all moneys or instruments relating to such Lender Accounts or held therein and any other Collateral at any time Administrative Agent demands payment or delivery thereof after a Notice of Exclusive Control has been delivered to such Lender. Each Credit Party agrees that each Lender is authorized to immediately deliver all the Collateral to Administrative Agent upon the Lender's receipt of Notice of Exclusive Control from Administrative Agent. No Lender (other than Administrative Agent acting for the benefit of the other Lenders) will exercise any right of set-off or banker lien against any Lender Account; provided that a Lender will be entitled to charge, or set-off against a Lender Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Lender Account and for the amount of any item credited to such Lender Account that is subsequently returned for any reason.

          (c) Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Article III) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments will be made.

     6.12 Environmental Indemnities. Each of the Credit Parties hereby agrees to indemnify, defend and hold harmless the Lenders and their respective officers, directors, employees, agents, consultants, attorneys, contractors and their respective affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (a) the breach of any representation or warranty of the Credit Parties contained in Section 5.16; (b) the failure of the Credit Parties to perform any of their respective covenants contained in Section 6.7; (c) the ownership, construction, occupancy, operation, use of the Credit Parties' properties prior to the earlier of the date on which (i) the Indebtedness and obligations secured hereby have been paid and performed in full and the Collateral Documents have been released, or (ii) the Credit Parties' properties has been sold by Agent or by the Lenders following such parties' ownership of the Credit Parties' properties by way of foreclosure of the Liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the "Release Date"); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Agent's or the Lenders' activities during any period of time the Agent or the Lenders acquire ownership of the Credit Parties' properties.

     The indemnities contained in this Section 6.12 apply, without limitation, to any violation on or before the Release Date of any Environmental Laws and any liability or obligation relating to the environmental conditions on, under or about the Credit Parties' properties on or prior to the Release Date (including, without limitation: (a) the presence on, upon or in the Credit Parties' properties or release, discharge or threatened release on, upon or from the Credit Parties' properties of any polluting substances generated, used, stored, treated, disposed of or otherwise released prior to the Release Date, and (b) any and all damage to real or personal property or natural resources and/or harm or injury including wrongful death, to persons alleged to have resulted from such release of any polluting substances regardless of whether the act, omission, event or circumstances constituted a violation of any Environmental Law at the time of its existence or occurrence). The term "release" shall have the meaning specified in applicable Environmental Laws and the terms "stored," "treated" and "disposed" shall have the meanings specified in applicable Environmental Laws; provided, however, any broader meanings of such terms provided by applicable laws of the State of Oklahoma shall apply.

     The provisions of this Section 6.12 shall be in addition to any other obligations and liabilities Credit Parties may have to the Agent or the Lenders at common law and shall survive the Release Date and shall continue thereafter in full force and effect. The Agent and the Lenders agree that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against them or any of their officers, employers, agents or contractors or any such remedial, removal or response action is requested of them or any of their officers, employees, agents or contractors for which the Agent or the Lenders may desire indemnity or defense hereunder, the Agent or the Lenders shall give prompt written notification thereof to the Credit Parties.

     Notwithstanding anything to the contrary stated herein, the indemnities created by this Section 6.12 shall only apply to losses, liabilities, damages, fines, penalties, costs and expenses actually incurred by the Agent or the Lenders as a result of claims, demands, actions, suits or proceedings brought by Persons who are not the beneficiaries of any such indemnity. The Agent or the Lenders shall act as the exclusive agent for all indemnified Persons under this
Section 6.12. With respect to any claims or demands made by such indemnified Persons, the Agent shall notify Unit within ten (10) days after the Agent's receipt of a writing advising the Agent of such claim or demand. Such notice shall identify (i) when such claim or demand was first made, (ii) the identity of the Person making it, (iii) the indemnified Person and (iv) the substance of such claim or demand. Failure by the Agent to so notify Unit within said ten
(10) day period shall reduce the amount of the Credit Parties' obligations and liabilities under this Section 6.12 by an amount equal to any damages or losses suffered by the Credit Parties resulting from any prejudice caused the Credit Parties by such delay in notification from the Agent. Upon receipt of such notice, the Credit Parties shall have the exclusive right and obligation to contest, defend, negotiate or settle any such claim or demand through counsel of their own selection (but reasonably satisfactory to the Agent and the Lenders) and solely at Credit Parties' own cost, risk and expense; provided, that the Agent and the Lenders, at their own cost and expense, shall have the right to participate in any such contest, defense, negotiations or settlement. The settlement of any claim or demand hereunder by the Credit Parties, unless such settlement fully releases the Lenders from any and all liability thereon, may be made only upon the prior approval of the Lenders of the terms of the settlement, which approval shall not be unreasonably withheld.

                                  ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

     7.1. Dividends. The Credit Parties will not, nor will they permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in their own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any (i) Subsidiary may declare and pay dividends or make distributions to Unit or to a Wholly-Owned Subsidiary of Unit and (ii) during any fiscal year Unit may pay cash dividends in amounts not exceeding twenty-five percent (25%) of its Consolidated Net Income (after taxes) for the preceding fiscal year.

     7.2. Indebtedness. The Credit Parties will not create, incur or suffer to exist any Indebtedness, except:

               (i) The Loans and the Reimbursement Obligations.

               (ii) Indebtedness existing on the date hereof and described in the Disclosure Schedule.

               (iii) Indebtedness arising under Rate Management Agreements permitted by Section 7.10.

               (iv) Contingent Obligations permitted by Section 7.9.

               (v) Non-recourse Indebtedness in a restricted or special purpose Subsidiary (for which consent of the Required Lenders must be obtained) and as to which none of Credit Parties (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, the Credit Parties are not in violation of any of the financial covenants of Article VIII.

               (vi) Normal and ordinary course trade debt and customary obligations relating to the operation of oil and gas producing properties and drilling rigs.

               (vii) Unsecured senior indebtedness not in excess of $7,500,000 in the aggregate.

               (viii) Lease obligations (including building and office leases and leases for equipment) not in excess of $10,000,000 in the aggregate.

               (ix) usual and customary insurance premium financed in the normal course of business.

               (x) indebtedness regarding self insured liabilities, including retentions under insurance policies.

               (xi) miscellaneous items of Indebtedness not described in subsections

               (i) through (viii) above which do not in the aggregate (taking into account all such Indebtedness of the Credit Parties) exceed $2,000,000 at any one time outstanding.

     7.3. Limitation on Fundamental Changes. Credit Parties will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of a Credit Party may be merged or consolidated with or into such Credit Party (provided that such Credit Party will be the continuing or surviving business entity or other entity) or with or into any one or more wholly owned Subsidiaries of the Credit Party that is a Borrower or Subsidiary Guarantor (provided that the wholly owned Borrower or Subsidiary Guarantor will be the continuing or surviving business entity or other entity); and

          (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any other Wholly Owned Subsidiary of such Borrower that is a Borrower or Subsidiary Guarantor.

          (c) so long as no Default will exist or be caused as a result, a Person may be merged or consolidated with or into a Borrower so long as the Borrower is the continuing or surviving corporation.

     7.4. Sale of Assets. The Credit Parties will not lease, sell or otherwise dispose of its Property to any other Person, except:

               (i) Sales of inventory in the ordinary course of business or the sale of assets not included in the Borrowing Base during any fiscal year in the aggregate gross amount of $2,000,000 or less.

               (ii) Disposition of equipment and other personal property that is replaced by equivalent property or consumed in the normal operation of its Property.

               (iii) Dispositions of a portion of its Property in connection with operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry that are entered into for the purposes of developing its Property and under which it receives relatively equivalent consideration.

               (iv) Leases, sales or other dispositions of its Property that, together with all other Property of the Credit Parties and their Subsidiaries previously leased, sold or disposed of (other than (i), (ii) and (iii) above) as permitted by this Section during the period since the most recent Determination Date, do not constitute more than ten percent (10%) of the Engineered Value of the Borrowing Base Properties as determined by Administrative Agent in its sole discretion; further provided, however, to the extent such aggregate consideration for all asset sales or other dispositions of Properties exceeds five percent (5%) of the Borrowing Base during any period between semi-annual Determination Dates, the Required Lenders will have the option to reduce the Borrowing Base by the amount of such proceeds and, further, provided, that any resulting Deficiency (as defined in Section 2.6.6) must be cured by the Credit Parties in accordance with Section 2.8(b).

               (v) Interests in oil and gas properties, portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

               (vi) Sale of Property by Petroleum Supply Company in the ordinary course of its existing business operations.

     7.5. Investments and Acquisitions. The Credit Parties will not make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (i) Cash Equivalent Investments.

               (ii) Investments between Credit Parties or in any Credit Party's Subsidiaries which are Subsidiary Guarantors or Subsidiaries of any Credit Party with respect to which 100% of its Equity has been pledged to Administrative Agent.

               (iii) Investments in existence on the date hereof and described on the Disclosure Schedule.

               (iv) Investments in associations, joint ventures, and other relationships (a) that are established pursuant to standard form operating agreements or similar agreements or which are partnerships for purposes of federal income taxation only, (b) that are not corporations or partnerships (or subject to the Uniform

          Partnership Act or other applicable state partnership act) under applicable state law, or (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships in which the ownership interest of any Credit Party or its Subsidiary is in direct proportion to the amount of such Investment.

               (v) Investments in Subsidiaries of the Credit Parties that are not Material Subsidiaries which do not exceed $5,000,000 in the aggregate during any fiscal year of Unit.

               (vi) Miscellaneous items of Investments not described in clauses
          (i) through (v) above which do not (taking into account all such Investments of the Credit Parties and their Subsidiaries) exceed an aggregate amount of $5,000,000 during any fiscal year of Unit.

     7.6. Liens. The Credit Parties will not create, incur, or suffer to exist any Lien in, of or on the Property of the Credit Parties or any of their Subsidiaries, except:

               (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same will not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books.

               (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, will have been set aside on its books.

               (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

               (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Credit Parties or their Subsidiaries.

               (v) Liens existing on the date hereof and described on the Disclosure Schedule.

               (vi) Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

               (vii) Liens on Property other than Collateral to secure not more than $1,000,000 in the aggregate of the Indebtedness permitted by
          Section 7.2(v).

               (viii) With respect to Property subject to any Collateral Document, Liens burdening such Property that are expressly allowed by such Collateral Document.

               (ix) Liens arising under operating agreements, unitization, pooling agreements and other agreements customary in the oil and gas industry securing amounts owed to operators and joint owners of oil and gas properties that will not at the time be delinquent, or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books.

               (x) Contracts, agreements, instruments, obligations, defects and irregularities affecting the Property that individually or in the aggregate are not such as to interfere materially with the use, operation or value of the Property.

               (xi) Any lien existing on any asset prior to its acquisition by a Borrower or one of its Subsidiaries and not created in contemplation of the acquisition.

               (xii) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in (i) - (xi) above for amounts not exceeding the principal amount of the indebtednesssecured by the Lien so extended, renewed or replaced.

     7.7. Affiliates. The Credit Parties will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Credit Parties' or such Subsidiary's business and on fair and reasonable terms no less favorable to the Credit Parties or such Subsidiary than the Credit Parties or such Subsidiary would obtain in a comparable arms-length transaction.

     7.8. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Credit Parties will not enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 7.10.

     7.9. Contingent Obligations. The Credit Parties will not make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) the Subsidiary Guaranty,
(iv) other Contingent Obligations not to exceed an outstanding aggregate amount of $10,000,000 at any time, and (v) liabilities associated or accrued for abandonment and plugging of Credit Parties' oil and gas properties, and (vi) as general partner of the limited partnerships formed annually to allow employees and directors of Unit to participate in certain of its oil and gas exploration and production operations.

     7.10. Financial Contracts. None of Credit Parties will be a party to or in any manner be liable on any Financial Contract except:

          (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by the Credit Parties and their Subsidiaries, provided that at all times: (i) no such contract fixes a price for a term of more than 36 months; (ii) the aggregate monthly production covered by all such contracts for any single month does not in the aggregate exceed 80% of the aggregate Engineered Projected Production (as defined below) of the Credit Parties and their Subsidiaries anticipated to be sold in the ordinary course of their businesses for such month, (iii) no such contract requires the Credit Parties or any of their Subsidiaries to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Credit Parties or any of their Subsidiaries in performing their obligations thereunder (unless such counterparty is a Lender), and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB+ or Baal or better, respectively, by either Moody's or S&P. As used in this subsection, the term "Engineered Projected Production" means the Engineered Value of projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Credit Parties and their Subsidiaries that are located in or offshore of the United States and are proved developed producing reserves (as determined by the Administrative Agent in its oil and gas lending criteria), as such production is projected in the most recent report delivered pursuant to
     Section 6.1(vii) or (viii), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.1(vii) or (viii) above and otherwise are satisfactory to Administrative Agent;

          (b) contracts entered into by Credit Parties or their Subsidiaries with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Credit Parties or their Subsidiaries that is accruing interest at a variable rate, provided that no such contract will be entered into by Credit Parties or any of their Subsidiaries for speculative purposes; and

          (c) such contracts comply with the Rate Management Transactions' criteria disclosed in writing to the Administrative Agent.

     7.11. Letters of Credit. The Credit Parties will not apply for or become liable upon or in respect of any Letter of Credit other than LCs.

     7.12. Prohibited Contracts. Except as expressly permitted in this Agreement or the other Loan Documents, none of Credit Parties will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of a Borrower to:
(a) pay dividends or make other distributions to other Credit Parties, (b) to redeem equity interests held in it by other Credit Parties, or (c) to repay loans and other indebtedness owing by it to other Credit Parties. None of the Credit Parties or their Subsidiaries will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of the Administrative Agent or any Lender under or acquired pursuant to any Collateral Documents.

     7.13. Negative Pledge. Except only for Liens permitted by applicable subsections of Section 7.6, none of the Credit Parties will cause or permit the pledging, encumbrance, mortgaging, granting of a consensual security interest or any other type of pledge, charge or imposition of a Lien against any of the Credit Parties' or any Subsidiaries' (including without limitation, PetroCorps') oil and gas mining and mineral interests, rights and properties, proved, developed, producing or otherwise (whether now owned or hereafter created or acquired) constituting 100% of the Engineered Value thereto, to secure any Indebtedness (including Contingent Obligations) without the prior written consent of the Administrative Agent and the Lenders. This covenant, to the fullest extent permitted by applicable law, will be deemed and construed as a "negative pledge" of all such oil and gas mining and mineral interests in favor of the Administrative Agent for the benefit of the Lenders.

                                  ARTICLE VIII

                              FINANCIAL COVENANTS
                              -------------------

     8.1. Current Ratio. Unit will not permit the ratio, determined as of the end of each of Unit's fiscal quarters, of (i) Unit's consolidated Current Assets (including the then Available Aggregate Commitment) to (ii) Unit's consolidated Current Liabilities (including the current portion of the Loans), to be less than 1.0 to 1.0.

     8.2. Leverage Ratio. Unit will not permit the ratio, determined as of the end of each of Unit's fiscal quarters, of (i) Long Term Debt to (ii) Consolidated EBITDA for the then mostrecently ended rolling four (4) fiscal quarters to be greater than 3.25 to 1.0.

     8.3. Minimum Consolidated Net Worth. Unit will not permit Unit's Consolidated Net Worth to be less than Three Hundred Fifty Million Dollars ($350,000,000) as tested quarterly effective as of the close of each fiscal quarter of Unit and annually effective as of the close of each fiscal year end, based on the quarterly and annual financial statement reporting requirements of
Section 6.1(i) and (ii), respectively.

                                   ARTICLE IX

                           COLLATERAL AND GUARANTEES
                           -------------------------

     9.1. Collateral. At all times the Secured Obligations will be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering the Rigs described on Schedule 1 annexed to the Second Amended and Restated Security Agreement dated as of even date with this Agreement from Unit Drilling Company, as debtor, in favor of the Administrative Agent , as collateral agent for the Lenders (the "Security Agreement"), together with all associated equipment, machinery, tools, gear, accessions, accessories, and other apparatus or goods with the Rigs.

     9.2. Additional Collateral. Subject to the occurrence of the events described below in Section 9.2(a) and 9.2(b), Credit Parties will grant to the Administrative Agent as collateral agent for the Lenders a first mortgage lien and/or deed of trust on and security interest in all of Credit Parties' oil and gas properties and related inventory, intangibles, accounts, equipment, fixtures and personal property (collectively referred to as the "Additional Collateral") to secure the Obligations, by instruments satisfactory to the Administrative Agent and the Lenders, as follows:

          (a) No later than thirty (30) days after the Administrative Agent notifies Unit in writing that the aggregate amount of Outstanding Credit Exposure exceeds the lesser of the (i) then applicable aggregate Commitment Amount or (ii) Borrowing Base then in effect if, by the last day of said thirty (30) day period, Credit Parties have not made a payment on the aggregate balance of the Notes in an amount equal to such excess, plus the unpaid accrued interest on the amount so paid as of the date of such payment, all in accordance with the provisions of Section 2.6.6(b) of this Agreement.

          (b) No later than thirty (30) days after the Administrative Agent notifies Unit in writing that an Event of Default has occurred, unless circumstances giving rise to such Event of Default have been cured prior to the lapse of such thirty (30) days.

     9.3. Rig Appraisals. The Administrative Agent, on behalf of the Required Lenders, will be entitled to request that Unit obtain an updated, current appraisal of the Rigs from Harvey Davis or another drilling rig appraiser acceptable to the Administrative Agent and the Required Lenders not more frequently than once every two (2) calendar years, commencing calendar year 2004, at Unit's sole cost and expense. Upon receipt of such written request from the Administrative Agent, Unit will diligently engage such acceptable appraiser and deliver a full and complete copy of the appraisal of the Rigs no later than ninety (90) days after receipt of the Agent's written request.

     9.4. Guarantees. Unit will cause each current Material Subsidiary (consisting of PetroCorp upon the concurrent consummation of the PetroCorp merger contemplated by the PetroCorp Agreement) and each future Material Subsidiary to guarantee the prompt payment and performance when due of the Obligations in accordance with the terms and provisions of the Subsidiary Guaranty. As soon as practicable and in any event within ten (10) days after any Person becomes a direct or indirect Material Subsidiary, Unit will provide the Administrative

Agent written notice thereof and will cause such Person to execute a Subsidiary Guaranty Joinder Agreement in substantially the same form as Schedule 1 to the Subsidiary Guaranty. Prior to any Investments being permitted to be made in any other Subsidiary of the Credit Parties in excess of the amount permitted by Section 7.5(v) such Subsidiary will also execute and deliver such a Subsidiary Guaranty to the Administrative Agent for the ratable benefit of each Lender, together with such other certificates or documents as Administrative Agent reasonably deems necessary or appropriate to confirm such Subsidiary Guaranty, including without limitation, closing opinions (supplementing the closing opinion required by Section 4.1.1(v) of this Agreement) as required by the Administrative Agent or the Required Lenders in connection with the Subsidiary Guaranty instruments executed from time to time by Material Subsidiaries under this Section 9.14 (including PetroCorp as the initial Subsidiary Guarantor).

     9.5. Further Assurances. Unit agrees to deliver and to cause each other Borrower and its Subsidiaries to deliver, to further secure the Secured Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Collateral Document previously executed and not then released by Administrative Agent.

     9.6. Negative Pledge/Production Proceeds. Notwithstanding that, by the terms hereof, the Credit Parties and their Subsidiaries are granting to Administrative Agent and Lenders a "negative pledge" of all of the "production proceeds" accruing to the property covered thereby, so long as no Default has occurred Credit Parties and their Subsidiaries may continue to receive from the purchasers of production all such production proceeds. Upon the occurrence of a Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Collateral Documents, including the right to obtain possession of all production proceeds then held by Credit Parties and their Subsidiaries or to receive directly from the purchasers of production all production proceeds.

                                   ARTICLE X

                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events will constitute a
Default:

     10.1. Any representation or warranty made or deemed made by or on behalf of the Credit Parties to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate, report or information delivered in connection with this Agreement or any other Loan Document is materially false on the date as of which made.

     10.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within ten (10) days after the same becomes due.

     10.3. The breach by the Credit Parties of any of the terms or provisions of
Section 2.21, Section 6.3, Article VII, Article VIII or Article IX of this Agreement and failure to cure within twenty (20) days following written notice from the Administrative Agent or any Lender to Unit.

     10.4. The breach by the Credit Parties (other than a breach which constitutes a Default under another Section of this Article X) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender to Unit.

     10.5. Failure of the Credit Parties to pay when due any Material Indebtedness; or the default by the Credit Parties in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event occurs or condition exists, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Credit Parties or any of their Subsidiaries will be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Credit Parties will not pay, or admit in writing its inability to pay, its debts generally as they become due.

     10.6. The Credit Parties or any of their Material Subsidiaries will (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 10.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.7.

     10.7. Without the application, approval or consent of the Credit Parties or any of their Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official will be appointed for the Credit Parties or any of their Material Subsidiaries or a proceeding described in Section 10.6(iv) will be instituted against the Credit Parties or any of their Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     10.8. Any court, government or governmental agency condemns, seizes or otherwise appropriates, or takes custody or control of, all or any portion of the Property of the Credit Parties and their Material Subsidiaries which, when taken together with all other Property of the Credit Parties and their Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Material Adverse Effect.

     10.9. The Credit Parties or any of their Material Subsidiaries fails within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     10.10. The Unfunded Liabilities of all Single Employer Plans exceeds in the aggregate $500,000 or any material Reportable Event occurs in connection with any Plan.

     10.11. Nonpayment by the Credit Parties or any Material Subsidiary of any Rate Management Obligation when due or the breach by the Credit Parties or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto, after taking into account any applicable grace period, but only if such nonpayment or breach constitutes a Material Adverse Effect.

     10.12. Any Change in Control of any of the Credit Parties occurs.

     10.13. The Credit Parties or any of their Material Subsidiaries (i) are the subject of any proceeding or investigation pertaining to the release by the Credit Parties, any of their Material Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     10.14. Any Subsidiary Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Subsidiary Guarantor fails to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party, or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or will give notice to such effect.

     10.15. Any Collateral Document for any reason fails to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document fails to remain in full force or effect; or any action by the Credit Parties or any of their Subsidiaries is taken to discontinue or to assert the invalidity of unenforceability of any Collateral Document.

     10.16. The Credit Parties fails to comply in any material respect with any of the terms or provisions of any Collateral Document.

     10.17. The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions") at any time are not true and correct in any material respect.

                                   ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     11.1. Acceleration.

               (i) If any Default described in Section 10.6 or 10.7 occurs with respect to the Credit Parties, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue LCs will automatically terminate and the Obligations will immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Credit Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds equal to the amount of LC Obligations in cash or cash equivalents satisfactory to the Administrative Agent. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue LCs, or declare the Obligations to be due and payable, or both, in which event the Obligations will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Credit Parties hereby expressly waive, and (b) upon notice to the Credit Parties and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Credit Parties to pay, and the Credit Parties will, forthwith upon such demand and without any further notice or act, immediately pay to the Administrative Agent the amount of such LC Obligations.

               (ii) The Administrative Agent may at any time or from time to time, after such funds are deposited with the Administrative Agent, apply such funds to the payment of the Obligations and any other amounts as may have become due and payable by the Credit Parties to the Lenders or the LC Issuer under the Loan Documents.

     11.2. Amendments. Subject to the provisions of this Section 11.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Credit Parties may enter into supplemental agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Credit Parties under this Agreement or waiving any Default under this Agreement; provided, however, that no such supplemental agreement will, without the consent of all of the
Lenders:

               (i) Extend the final maturity of any Loan, or extend the expiration date of an LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

               (ii) Reduce the percentage specified in the definition of Required Lenders or eliminate or delete the Borrowing Base concept of
          Section 2.6 of this Agreement.

               (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory principal payments required under Section 2.8(b), or increase the (a) Maximum Credit Amount, (b) Aggregate Commitment Amount above the Maximum Credit Amount, (c) Borrowing Base contrary to the last sentence of Section 2.6.2(b), (d) amount of the Commitment of any Lender under this Agreement or (e) commitment to issue LCs.

               (iv) Amend this Section 11.2 or permit the Credit Parties to assign their rights under this Agreement.

               (v) Release any Subsidiary Guarantor of any Advance or, except as provided in the Collateral Documents, release all or substantially all of the Collateral or delete the Additional Collateral provisions of
          Section 9.2. No amendment of any provision of this Agreement relating to the Administrative Agent will be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer will be effective without the written consent of the LC Issuer.

     11.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents will impair such right or be construed to be a waiver of any Default or an acquiescence in such Default, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Credit Parties to satisfy the conditions precedent to such Credit Extension will not constitute any waiver or acquiescence. Any single or partial exercise of any such right will not preclude other or further exercise of such right or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever will be valid unless in writing signed by the Lenders required pursuant to Section 11.2, and then only to the extent specifically set forth in writing. All remedies contained in the Loan Documents or by law or equity afforded will be cumulative and will be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                  ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

     12.1. Survival of Agreements. All covenants, agreements, representations and warranties contained in this Agreement will survive the making of the Credit Extensions during the term of this Agreement and any extensions, renewals, supplements or restatements of this Agreement.

     12.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender will be obligated to extend credit to the Credit Parties in violation of any limitation or prohibition provided by any applicable statute or regulation.

     12.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and will not govern the interpretation of any of the provisions of the Loan Documents.

     12.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter of the Loan Documents other than the Administrative Agent Fee Letter, all of which will survive and remain in full force and effect during the term of this Agreement.

     12.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender will be the partner or Administrative Agent of any other (except to the extent to which the Administrative Agent is authorized to act in such capacity). The failure of a Lender to perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. This Agreement will not be construed so as to confer any right or benefit on any Person other than the parties to this Agreement and their respective successors and assigns.

     12.6. Expenses; Indemnification.

               (i) The Borrowers will reimburse the Administrative Agent and the Syndication Agent for any filing and recording fees, reasonable costs and out-of- pocket expenses (including reasonable attorneys' fees, time charges and expenses advanced of attorneys for the Administrative Agent or for any of the Lenders) paid or incurred by the Administrative Agent or the Syndication Agent in connection with the preparation, negotiation, execution, closing, delivery, syndication, review, amendment, waiver, consent or modification, restructure, refinancing, Lien perfection, administration, collection and enforcement of the Loan Documents, regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrowers by the Lenders.

               (ii) The Credit Parties hereby also agree to indemnify the Administrative Agent, the Syndication Agent, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Syndication Agent, the LC Issuer or any Lender is a party to such litigation) which any of them may pay or incur in good faith as a result of this Agreement, the other Loan Documents, the transactions contemplated by the Loan Documents except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Credit Parties under this
          Section 12.6 will survive the termination of this Agreement.

     12.7. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction will, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction. The provisions of all Loan Documents are severable.

     12.8. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand will, to the extent that relationship is the subject of this Agreement, be solely that of borrowers and lenders. Neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender will have any fiduciary responsibilities to the Credit Parties. Neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender undertakes any responsibility to the Credit Parties to review or inform the Credit Parties of any matter in connection with any phase of the Credit Parties' business or operations. The Borrowers agree that neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender will have liability to the Credit Parties (whether sounding in tort, contract or otherwise) for losses suffered by the Credit Parties in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender will have any liability with respect to, and the Credit Parties hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Credit Parties in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     12.9. Confidentiality. Each Lender agrees to hold as confidential any information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 14.4, (viii) to rating agencies if requested or required by such agencies in

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

connection with a rating relating to the Advances, and (ix) of information that the Credit Parties have made available to the general public.

     12.10. Disclosure. The Borrowers and each Lender hereby acknowledge and agree that BOk and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and/or their Subsidiaries.

     12.11. Place of Payment. All amounts to be paid by the Borrowers or the Subsidiary Guarantors under this Agreement will be paid in immediately available funds to the Administrative Agent at its principal banking offices at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74192, Attention: Energy Department -8th Floor, or at such other place as the Administrative Agent or the Required Lenders will notify Unit in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided in this Agreement) such due date will be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     12.12. Interest. It is the intention of the parties to this Agreement that the Lenders conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by this Agreement would be usurious as to a Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to Lenders notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:

               (i) the aggregate of all consideration which constitutes interest under law applicable to Lenders that is contracted for, taken, reserved, charged or received by Lenders under any of the Loan Documents or agreements or otherwise in connection with the Notes will under no circumstances exceed the Highest Lawful Rate allowed by such applicable law, and any excess will be canceled automatically and if theretofore paid will be credited by the Administrative Agent or the Lenders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations will have been or would thereby be paid in full, refunded by Administrative Agent or the Lenders to the Borrowers); and

               (ii) in the event that the maturity of any of the Notes is accelerated by, because of or resulting from an Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Administrative Agent or the Lenders may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise will be canceled automatically by Lenders as of the date of such acceleration or prepayment and, if theretofore paid, will be credited by Administrative Agent or the Lenders on the principal amount of the Obligations

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

          (or, to the extent that the principal amount of the Obligations will have been or would thereby be paid in full, refunded by Lenders to the Borrowers).

               All sums paid or agreed to be paid to Administrative Agent or the Lenders for the use, forbearance or detention of sums due under this Agreement will, to the extent permitted by law applicable to Administrative Agent and/or the Lenders, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans under this Agreement does not exceed the Highest Lawful Rate allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Lenders on any date will be computed at the highest lawful rate applicable to Lenders pursuant to this Section 12.12; and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Lenders would be less than the amount of interest payable to Lenders computed at the highest lawful rate applicable to such Lenders, then the amount of interest payable to Lenders regarding such subsequent interest computation period will continue to be computed at the Highest Lawful Rate applicable to Lenders until the total amount of interest payable to Lenders equals the total amount of interest which would have been payable to Lenders if the total amount of interest had been computed without giving effect to this Section 12.12.

               None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest will ever be construed without reference to this Section 12.12, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.

     12.13. Automatic Debit of Borrowers' Operating Account. Upon Borrowers' failure to pay all such costs and expenses owed by Borrowers under Section 12.6 of this Agreement within thirty (30) days of the Administrative Agent's submission of invoices therefore, the Administrative Agent will pay such costs and expenses by debit to the operating account of Borrowers with the Administrative Agent without further or other notice to Borrowers.

     12.14. Exceptions to Covenants. The Credit Parties are not permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained in this Agreement or which is within the permissible limits of any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

     12.15. Conflict with Security Instruments. To the extent the terms and provisions of any of the Security Instruments are in conflict with the terms and provisions hereof, this Agreement will be deemed controlling.

     12.16. Lost Documents. On receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of the Notes or Collateral Documents which

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

is not of public record, and, in the case of any mutilation, on the surrender and cancellation of the Notes or Collateral Documents, the Borrowers or any Subsidiary Guarantors will issue, in lieu thereof, a replacement Note(s) or other Collateral Documents in the same principal amount thereof (in the case of any of the Notes) and otherwise of like tenor.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     13.1. Appointment; Nature of Relationship. BOk is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XIII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent will not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Oklahoma Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     13.2. Powers. The Administrative Agent will have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent has no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     13.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers or employees will be liable to the Credit Parties, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person provided that nothing in this Section 13.3 is intended to impair or otherwise limit (i) the rights of the Credit Parties to make claims against the LC Issuer for damages as contemplated by either proviso (ii) to the first sentence of Section 2.19.6 or proviso (y) to the penultimate sentence of Section 2.19.9 or (ii) the liabilities of the LC Issuer or the Administrative Agent to the Credit Parties based on a standard of care otherwise

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

expressly designated or stipulated to in other provisions of this Agreement.

     13.4. No Responsibility for Loans, Recitals. Neither the Administrative Agent nor any of its directors, officers or employees will be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent;
(d) the existence or possible existence of any Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Credit Parties or any Subsidiary Guarantor of any of the Obligations or of any of the Credit Parties' or any such Subsidiary Guarantor 's respective Subsidiaries. The Administrative Agent has no duty to disclose to the Lenders information that is not required to be furnished by the Credit Parties to the Administrative Agent at such time, but is voluntarily furnished by the Credit Parties to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     13.5. Action on Instructions of Lenders. The Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto will be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent will be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it is requested in writing to do so by the Required Lenders. The Administrative Agent will be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it is first indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     13.6. Employment of Administrative Agents; Counsel; Reliance. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, Administrative Agents, and attorneys-in-fact and is not answerable to the Lenders, except as to money or securities received by it or its authorized Administrative Agents, for the default or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent will be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document. The Administrative Agent will be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

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

     13.7. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender will be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and
(ii) any indemnification required pursuant to Section 3.3(iv) will, notwithstanding the provisions of this Section 13.7, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 13.7 will survive payment of the Obligations and termination of this Agreement.

     13.8. Notice of Default. The Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Default under this Agreement unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give prompt notice thereof to the Lenders.

     13.9. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent will have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" will, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Credit Parties or any of their Subsidiaries in which the Credit Parties or such Subsidiary is not restricted hereby from engaging with any other Person.

     13.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on the financial statements prepared by the Credit Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     13.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Unit, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders will have the right to appoint, on behalf of the Credit Parties and the Lenders, a successor Administrative Agent. If no successor Administrative Agent will have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Credit Parties and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Credit Parties or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers will make all payments in respect of the Obligations to the applicable Lender and for all other purposes will deal directly with the Lenders. No successor Administrative Agent will be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent will be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent will be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article XIII will continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     13.12. Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to Unit on their behalf the Security Agreement and all related agreements, documents or instruments as will be necessary or appropriate to effect the purposes of the Security Agreement.

     13.13. Collateral Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to Unit on their behalf any agreements, documents

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

or instruments as will be necessary or appropriate to effect any releases of Collateral which will be permitted by the terms hereof or of any other Loan Document or which will otherwise have been approved by the Required Lenders (or, if required by the terms of Section 11.2, all of the Lenders) in writing.

     13.14. Syndication Agent. No Lender identified in this Agreement as the Syndication Agent will have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender will have or be deemed to have a fiduciary relationship with any other Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 13.10.

     13.15 Delegation to Affiliates. The Credit Parties and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any Affiliate of the Administrative Agent which performs duties in connection with this Agreement will be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles XII and XIII.

                                  ARTICLE XIV

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     14.1. Successors and Assigns. The terms and provisions of the Loan Documents will be binding upon and inure to the benefit of the Credit Parties and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Credit Parties will not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 14.3, and (iii) any transfer by participation must be made in compliance with Section 14.2. Any attempted assignment or transfer by any party not made in compliance with this Section 14.1 will be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 14.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 14.1 relates only to absolute assignments and this Section 14.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest will release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 14.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 14.3; provided, however, that the Administrative Agent may in its discretion (but will not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), will be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     14.2. Participations.

          14.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time upon obtaining the prior written consent of Unit and the Required Lenders, sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents will remain unchanged, such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, such Lender will remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement will be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          14.2.2. Voting Rights. Each Lender will retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 11.2 or of any other Loan Document.

          14.2.3. Benefit of Certain Provisions. The Borrowers agree that each Participant will be deemed to have the right of setoff provided in Section
     6.11 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender will retain the right of setoff provided in
     Section 6.11 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 6.11, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 6.11(c) as if each Participant were a Lender. The Borrowers further agree that each Participant will be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.3, provided that (i) a Participant will not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.3 to the same extent as if it were a Lender.

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

14.3. Assignments.

          14.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment will be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of Unit, the Administrative Agent and the LC Issuer will be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Credit Parties will not be required. Such consent of the Credit Parties will not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof will (unless each of the Credit Parties and the Administrative Agent otherwise consent) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

          14.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 14.3.1, and (ii) payment of a $500 fee to the Administrative Agent for processing such assignment, such assignment will become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment will contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser will for all purposes be a Lender to this Agreement and any other Loan Document executed by or on behalf of the Lenders and will have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Credit Parties, the Lenders or the Administrative Agent will be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3.2, the transferor Lender, the Administrative Agent and the Borrowers will, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          14.3.3. Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrowers, will maintain at its main banking offices in

     Tulsa, Oklahoma, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     14.4. Dissemination of Information. The Credit Parties authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Credit Parties and their Subsidiaries, including without limitation any information contained in any reports provided to Administrative Agent; provided that each Transferee and prospective Transferee agrees to be bound by this Agreement.

     14.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender will cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.3(iv).

     14.6. Procedure for Increases and Addition of New Lenders. This Agreement permits increases in existing Lenders' Commitments without the consent or approval of the other Lenders, provided that the resulting Aggregate Commitments do not exceed the Maximum Credit Amount. This Agreement also permits the admission of new Lenders providing new Commitments, subject to the consent of the Lenders. Any amendment hereto for an increase in a Lender's Commitment or addition of a new Lender will be in the form attached hereto as Exhibit D. Only the written consent of the Administrative Agent, Unit and the existing Lender(s) increasing its or their Commitment(s) will be required to Exhibit D if and to the extent the Aggregate Commitments, as increased, will not exceed the Maximum Credit Amount. In addition, within a reasonable time after the effective date of any increase, the Administrative Agent will, and is hereby authorized and directed to, revise the Lenders Schedule reflecting such increase and will distribute revised Lenders Schedule to each of the Lenders and Unit, and the revised Lenders Schedule will replace the old Lenders Schedule and become part of this Agreement. On the Business Day following any increase, all outstanding Alternate Base Rate Advances will be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised Pro Rata Shares. Eurodollar Advances will not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any increase.

                                   ARTICLE XV

                                NOTICES/CONSENTS
                                ----------------

     15.1. Notices. Except as otherwise permitted by Section 2.9 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission or similar writing) and will be given to such party: (x) in the case of the Borrowers or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth on the Lenders Schedule or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 15.1. Each such notice, request or other communication will be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II will not be effective until received.

     15.2. Change of Address. The Borrowers, the Administrative Agent and any Lender (i) may each change the address for service of notice upon it by a notice in writing to the other parties hereto and (ii) will give such a notice if its address will change.

     15.3. Consent to Amendments. This Agreement and any of the other Loan Documents may be amended, and the Borrowers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrowers will obtain the written consent to such amendment, action or omission to act, of the Administrative Agent and the Lenders. Each holder of any of the Notes at the time or thereafter outstanding will be bound by any consent authorized by this Section 15.3, whether or not the Notes will have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Credit Parties and any holder of any of the Notes nor any delay in exercising any rights hereunder or under the Notes will operate as a waiver of any rights of any holder of any of the Notes. As used herein and in the Notes, the term "this Agreement" and references thereto will mean this Agreement as it may from time to time be amended, modified or supplemented.

     15.4. USA PATRIOT Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for borrowers: When a borrower opens an account, the Bank will ask for the borrower's name, residential address, tax identification number, and other information that will allow the Bank to identify the borrower, including the borrower's date of birth if the borrower is an individual. The Bank may also ask, if the borrower is an individual, to see the borrower's driver's license or other identifying documents, and, if the borrower is not an individual, to see the borrower's legal organizational documents or other identifying documents. The Bank will verify and record the information the Bank obtains from the borrower pursuant to the USA PATRIOT Act, and will maintain and retain that record in accordance with the regulations promulgated under the USA PATRIOT Act.

                                  ARTICLE XVI

                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement will be effective when it has been executed by the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or electronic transmission (e-mail) that it has taken such action. All closing documents will be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

                                  ARTICLE XVII

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     17.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) WILL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS AND WILL BE DEEMED TO HAVE BEEN MADE OR INCURRED UNDER THE LAWS OF THE STATE OF OKLAHOMA EXCEPT ONLY WHERE THE APPLICABLE REMEDIAL OR PROCEDURAL LAWS OF OTHER JURISDICTIONS IN WHICH PORTIONS OF THE COLLATERAL ARE SITUATED ARE APPLICABLE THERETO.

     17.2. CONSENT TO JURISDICTION. THE BORROWERS, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OKLAHOMA STATE COURT SITTING IN TULSA, OKLAHOMA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWERS, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN WILL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

     17.3. NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     17.4. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE COLLATERAL DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     17.5. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MANNER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH BORROWER AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                        UNIT CORPORATION, a Delaware corporation
                                        MOUNTAIN FRONT PIPELINE COMPANY,
                                        INC., an Oklahoma corporation
                                        UNIT PETROLEUM COMPANY,
                                        an Oklahoma corporation
                                        UNIT DRILLING COMPANY,
                                        an Oklahoma corporation
                                        PETROLEUM SUPPLY COMPANY,
                                        an Oklahoma corporation,
                                        SERDRILCO, INC.
                                        an Oklahoma corporation and
                                        UNIT ENERGY CANADA INC.,
                                        an Alberta, Canada corporation

                                        By_________________________________
                                             Larry D. Pinkston
                                             President
                                             UNIT CORPORATION,
                                             MOUNTAIN FRONT PIPELINE
                                             COMPANY, INC.,
                                             UNIT PETROLEUM COMPANY,
                                             UNIT DRILLING COMPANY,
                                             PETROLEUM SUPPLY COMPANY,
                                             SERDRILCO, INC. and
                                             UNIT ENERGY CANADA INC.

                                             7130 South Lewis Avenue, Suite 1000
                                             Tulsa, Oklahoma 74136
                                             Attention: Larry Pinkston
                                             Telephone: (918) 493-7700
                                             Facsimile: (918) 493-7711

                                        BANK OF OKLAHOMA, NATIONAL
                                        ASSOCIATION, Individually, as LC Issuer
                                        and as Administrative Agent


                                        By__________________________________
                                             Pam Schloeder
                                             Senior Vice President


                                             101 East Second Street
                                             Bank of Oklahoma Tower
                                             One Williams Center
                                             Tulsa, Oklahoma 74192
                                             Telephone: (918) 588-6012
                                             Facsimile: (918) 588-6880

                                        BANK OF AMERICA, N.A., a Lender


                                        By__________________________________
                                             Michael D. Earl
                                             Senior Vice President

                                             515 South Boulder
                                             Tulsa, Oklahoma, 74119
                                             Telephone: (918) 591-8532
                                             Facsimile: (918) 591-8472

                                        BMO NESBITT BURNS FINANCING, INC., a
                                        Lender


                                        By_________________________________
                                             James Ducote, Vice President

                                             115 South LaSalle Street
                                             11th Floor West
                                             Chicago, ILL60603
                                             Telephone: (312) 461-5594
                                             Facsimile: (312) 750-3456

                                             (with a copy to)

                                             Bank of Montreal
                                             Houston Agency
                                             700 Louisiana Street
                                             4400 Bank of America Center
                                             Houston, Texas 77002
                                             Telephone: (713) 546-9760
                                             Facsimile: (713) 223-4007

                                        COMPASS BANK, a Lender


                                        By___________________________________
                                             Kathleen J. Bowen
                                             Vice President

                                             24 Greenway Plaza
                                             14th Floor
                                             Houston, Texas 77046
                                             Telephone: (713) 968-8273
                                             Facsimile: (713) 968-8292

                                   EXHIBIT A

                            FORM OF PROMISSORY NOTE
                            -----------------------

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE
                             ----------------------

Bank of Oklahoma, National Association, as
Administrative Agent
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74192

     This Compliance Certificate is delivered pursuant to Section 6.1(iii) of that certain Credit Agreement, dated as of January 30, 2004 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Unit Corporation, a Delaware corporation ("Unit") ("Unit" and the subsidiaries thereof signatory parties to the Credit Agreement, as borrowers, collectively the "Borrowers"), the Lenders (as therein defined), and Bank of Oklahoma, National Association, as Administrative Agent for the Lenders. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

     As used in this Compliance Certificate (including the Schedules attached hereto), "Quarterly Calculation Date" means the last day of the fiscal quarter ending ___________, 200_.

     The undersigned hereby certifies, represents and warrants as follows:

     1. The undersigned is the chief financial officer of Unit and as such he or she is authorized to execute and deliver this Compliance Certificate on behalf of the Borrowers and their Subsidiaries (collectively, the "Credit Parties").

     2. The undersigned has reviewed the activities of the Credit Parties with a view to determining whether the Credit Parties have fulfilled their respective obligations under the Loan Documents.

     3. Except as set forth on Schedule I attached hereto, to the best knowledge of the undersigned, after due inquiry:

     (a) each of the Credit Parties has complied with and is in compliance with all of the terms and provisions of each of the Loan Documents to which it is a party;

     (b) all representations and warranties made by the Borrowers in the Credit Agreement are true and correct in all material respects as of the date hereof (other than representations and warranties which refer solely to an earlier specified date); and

     (c) no Default has occurred and is continuing under the Credit Agreement.

     4. As of the Quarterly Calculation Date, the Borrower was in compliance with the financial covenants set forth in Sections 8.1, 8.2 and 8.3 of the Credit Agreement, as demonstrated by the computations set forth in Schedule II attached hereto, calculated in accordance with GAAP.

     5. Schedule III attached hereto contains a complete and accurate list of all Material Subsidiaries of the Borrowers. The Borrowers have complied with
Section 9.4 of the Credit Agreement by causing each of the Material Subsidiaries to become a party to the Subsidiary Guaranty.


     IN WITNESS WHEREOF, I have executed this Certificate this ______ day of ___________, 2004.



                                             __________________________________
                                             __________________________(name)
                                             Chief Financial Officer
                                             Unit Corporation

                                   SCHEDULE I
                           To Compliance Certificate
                           -------------------------

                  (Disclosure of Defaults and Non-Compliance)

     A. Nature of Default or terms of Loan Documents that have not been complied with in all material respects:










     B. Steps being taken to correct such Default or noncompliance:

SCHEDULE II
To Compliance Certificate


(Financial Covenant Calculations)


1. Calculation of Current Ratio (Section 8.1)
   ------------------------------------------
(To be calculated on a consolidated basis for Unit as of the Quarterly
 Calculation Date)

Current Assets (including Available
Aggregate Commitment)                           $_______________________

Divided by: Current Liabilities                 /_______________________

Consolidated Current Ratio: =                   =_______________________

                                                (must be equal to or greater
                                                 than 1.0 to 1.0)


2. Consolidated Long Term Debt-to-EBITDA Ratio (Section 8.2)
   ---------------------------------------------------------
(To be calculated on a consolidated basis for Unit as of the Quarterly
 Calculation Date)

A. Consolidated Long Term Debt                  $_______________________

B. Consolidated EBITDA                          $_______________________

C. Consolidated Long Term Debt to EBITDA Ratio ____________ to 1.00 (Ratio of Item A to Item B)
                              (Must not be greater than 3.25 to 1.00)



3. Calculation of Consolidated Minimum Net Worth (Section 8.3)
   -----------------------------------------------------------
(To be calculated for Unit as of the Quarterly Calculation Date)

   Consolidated Net Worth:                      $_______________________
                                                (must be equal to or greater
                                                 than $350,000,000)

                                  SCHEDULE III
                           To Compliance Certificate
                           -------------------------

                            (Material Subsidiaries)


As of the Quarterly Calculation Date, the following constituted all of the Material Subsidiaries of the Borrowers:

                                   EXHIBIT C

                               FORM OF ASSIGNMENT
                               ------------------

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 6(a) below of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the credit facility listed in Item 5 below (the "Assigned Interest"). The aggregate Commitment (including LC Obligations, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 6 below.

     In consideration for the sale and assignment of Commitments hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive all payments of principal, interest, reimbursement obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans or LC Obligations assigned to the Assignee hereunder and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

1. Assignor: __________________________

2. Assignee: __________________________ [and is an Affiliate of
   ___________________________[identify Lender](1)

3. Borrowers: Unit Corporation, Mountain Front Pipeline Company, Inc., Unit Drilling Company, Unit Petroleum Company, Petroleum Supply Company, Serdrilco, Inc. and Unit Energy Canada, Inc.


_____________________________________
(1) Select as applicable.

4. Administrative Agent: Bank of Oklahoma, National Association, as Administrative Agent under the Credit Agreement.

5. Credit Agreement: The $150,000,000 Credit Agreement dated as of January 30, 2004 among Borrowers, Bank of Oklahoma, National Association, as Administrative Agent, and the Lenders signatory parties thereto.

6. Assigned Interest: ____________________

     a.   Assignee's percentage interest of credit facility purchased under the
          Assignment Agreement                                  __________%

     b.   Amount of credit facility purchased under the Assignment Agreement
                                                                $___________

     c.   Assignee's Loans (or LC Obligations with respect to terminated
          Commitments) purchased hereunder:                     $___________

7. Trade Date: _________________________________(2)

8. Payment Instructions to Assignor:





Effective Date: ________________, 200__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF
TRANSFER BY THE ADMINISTRATIVE AGENT.]











_____________________________________
(2) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [name]

                                        BY:________________________________
                                        Title:_____________________________


                                        ASSIGNEE

                                        [name]


                                        BY:________________________________
                                        Title:_____________________________



Consented and Accepted:

BANK OF OKLAHOMA, N.A.
as Administrative Agent for the Lenders

By:_____________________________
Name: __________________________
Title: _________________________




UNIT CORPORATION

By:_______________________________
Name: ____________________________
Title: ___________________________

                                    ANNEX 1
                            TERMS AND CONDITIONS FOR
                           ASSIGNMENT AND ASSUMPTION


     1. Representations and Warranties.

          1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrowers, or Subsidiary Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Item 8 above of this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financialstatements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and
     (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, exemption from backup withholding (IRS From W-9 or successor form) on payments pursuant to the Credit Agreement or and other Loan Document described or defined therein or as a Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code for United States federal income tax purposes, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

                                   SCHEDULE I

                        (Lender Tax Status Information)

                                   EXHIBIT D

              FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT
              ----------------------------------------------------


     This AMENDMENT is made as of the ___ day of __________, 200__, by and among Unit Corporation, a Delaware corporation (as agent for the "Borrowers" signatory parties to the Credit Agreement described and defined below, referred to herein as "Unit"), Bank of Oklahoma, N.A., as administrative agent for the Lenders signatory parties to the Credit Agreement (the "Administrative Agent"), and _________________________ (the "Supplemental Lender").

     The Borrowers (including Unit), the Administrative Agent and certain other Lenders, as described therein, are parties to a Credit Agreement dated as of January 30, 2004 (as amended, modified, supplemented, or restated, collectively the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

     Pursuant to Section 14.6 of the Credit Agreement, Unit, on behalf of the Borrowers, has the right to obtain additional Commitments upon satisfaction of certain conditions. This Amendment requires only the signature of Unit, the Administrative Agent and the Supplemental Lender so long as the aggregate amount of the commitments is not increased above the Maximum Credit Amount specified in the Credit Agreement.

     The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Administrative Agent will approve by its signature below.

     In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a Commitment of $_______________ and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.

     The Borrowers have executed and delivered to the Supplemental Lender as of the date hereof, if requested by the Supplemental Lender, a new or amended and restated Note in the form attached to the Credit Agreement as Exhibit A to evidence the new or increased Commitment of the Supplemental Lender.

     IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.

                                        UNIT CORPORATION

                                        By:___________________
                                        Larry D. Pinkston,
                                        President and Chief Financial Officer


                                        [SUPPLEMENT LENDER]

                                        By:_________________________________
                                        Name: ______________________________
                                        Title: _____________________________


                                        BANK OF OKLAHOMA, N.A.,
                                        Administrative Agent for the Lenders

                                        By:_________________________________
                                        Name: ______________________________
                                        Title: _____________________________

                                   EXHIBIT E

                              SUBSIDIARY GUARANTY
                              -------------------

     THIS GUARANTY AGREEMENT ("Guaranty") is made and entered into effective as of January 30, 2004, by the undersigned guarantor (the "Guarantor"), in favor of
(i) the Lenders from time to time parties to the Credit Agreement described below and (ii) Bank of Oklahoma, National Association, as Administrative Agent under the Credit Agreement.

                                    RECITALS
                                    --------

     A. Unit Corporation, a Delaware corporation, Mountain Front Pipeline Company, Inc., Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, Inc., an Oklahoma corporation, Petroleum Supply Company, an Oklahoma corporation, SerDrilco, Inc., an Oklahoma corporation, and Unit Energy Canada, Inc., an Alberta, Canada corporation (collectively, the "Borrowers"), the Lenders therein named, and Bank of Oklahoma, National Association, as Administrative Agent for the Lenders, are parties to that certain Credit Agreement dated effective as of even date herewith (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement").

     B. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.

     C. Pursuant to the Credit Agreement, the Lenders have severally agreed to establish in favor of the Borrowers certain Commitments for Advances and LC Obligations in the Aggregate Commitment Amounts, subject to the Maximum Credit Amount.

     D. The Guarantor is a Material Subsidiary and will receive substantial and valuable consideration and benefit from the Commitments and the Loans advanced and the LCs issued from time to time by the Lenders and the LC Issuer, respectively, to the Borrowers pursuant to the Credit Agreement.

     D. It is a condition precedent to the closing of the Credit Agreement and to each Extension of Credit thereunder that the Guarantor executes and delivers this Guaranty whereby the Guarantor shall absolutely and unconditionally guarantee the prompt and punctual payment when due of all of the Guaranteed Obligations (as hereinafter defined).

     NOW, THEREFORE, in consideration of the credit to be extended pursuant to the Credit Agreement, and as a material inducement therefor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

     SECTION 1. Guaranty. Subject to Section 9 hereof, the Guarantor hereby guarantees to the Lenders and the Administrative Agent, absolutely, unconditionally and irrevocably, and without limitation as to amount, the prompt performance and payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of all Loans, LC Obligations, Reimbursement Obligations and all other Obligations and Outstanding Credit Exposure (as each such term is defined in the Credit Agreement), including, without limitation, principal, interest and fees, and all other liabilities and obligations now or hereafter owing by the Borrowers to the Lenders under the Credit Agreement, the Notes and other relevant Loan Documents, including, without limitation, indemnities, reasonable attorneys' fees, filing and recording costs, out-of- pocket expenses, collection costs and other amounts payable under the Loan Documents, including any such liabilities or obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (all of the foregoing liabilities and obligations being hereinafter collectively referred to as the "Guaranteed Obligations"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrowers or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Borrowers shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Administrative Agent under the terms of the Credit Agreement, any Note or other relevant Loan Document, in lawful money of the United States, at the place specified in the Credit Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under the Credit Agreement) on any amount due and owing from the Borrowers. The Guarantor, promptly after demand, will pay to the Administrative Agent the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against the Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

     SECTION 2. Guarantor's Obligations Unconditional. The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other Person may have against the Borrowers or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor or the Borrowers shall have any knowledge or notice thereof), including:

          (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in the Credit Agreement, the Loan Documents or any other instrument or agreement applicable to any of the parties to any of the Loan Documents;

          (b) any furnishing or acceptance of any security, or any release of any security, for the Guaranteed Obligations, or the failure of any security or the failure of any Person to perfect any interest in any collateral;

          (c) any failure, omission or delay on the part of the Borrowers to conform or comply with any term of any of the Loan Documents or any other instrument or agreement referred to in subsection (a) above, including, without limitation, failure to give notice to the Guarantor of the occurrence of a "Default" or an "Event of Default" under any Loan Document;

          (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Loan Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Loan Documents or any other instrument or agreement referred to in subsection (a) above or any obligation or liability of the Borrowers, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

          (e) any failure, omission or delay on the part of any of the Administrative Agent or the Lenders to enforce, assert or exercise any right, power or remedy conferred on the Administrative Agent or the Lenders in this Guaranty, or any such failure, omission or delay on the part of the Administrative Agent or the Lenders in connection with any Loan Document, or any other action on the part of the Administrative Agent or the Lenders;

          (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Borrowers, any Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Loan Documents or any other agreement or instrument referred to in subsection (a) above or any term hereof;

          (h) any merger or consolidation of the Borrowers or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Borrowers or any Guarantor to any other Person;

          (i) any change in the ownership of any shares of capital stock of the Borrowers or any change in the corporate relationship between the Borrowers and the Guarantor, or any termination of such relationship;

          (j) any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

          (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

     SECTION 3. Full Recourse Obligations. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against them to the full extent of all their assets and properties.

     SECTION 4. Waiver. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 2 hereof, (b) notice to the Guarantor of the incurrence of any of the Guaranteed Obligations, notice to the Guarantor or the Borrowers of any breach or default by the Borrowers or the Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Administrative Agent or the Lenders against the Guarantor, (c) presentment to or demand of payment from the Borrowers or the Guarantors with respect to any amount due under any Loan Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by the Administrative Agent or the Lenders of any right, power, privilege or remedy conferred in the Credit Agreement or any other Loan Document or otherwise, (e) any requirement of diligence on the part of any of the Administrative Agent or the Lenders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Loan Document, (g) any notice of any sale, transfer or other disposition by any of the Lenders of any right, title to or interest in the Credit Agreement or in any other Loan Document, and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

     SECTION 5. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Guaranteed Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Lenders against the Borrowers or against any collateral security or guaranty or right of offset held by the Administrative Agent or the Lenders for the payment of the Guaranteed Obligations. Until one year and one day after all Guaranteed Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrowers which may have arisen in connection with this Guaranty. So long as the Guaranteed Obligations remain, if any amount shall be paid by or on behalf of the Borrowers to any Guarantor on account of any of the rights waived in this Section 5, such amount shall be held by such Guarantor in trust, segregated from other funds of such

Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 5 shall survive the term of this Guaranty and the payment in full of the Guaranteed Obligations.

     SECTION 6. Effect of Bankruptcy or Insolvency Proceedings. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Lenders pursuant to the terms of the Credit Agreement or any other Loan Document is rescinded or must otherwise be restored or returned by such Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrowers or other Person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Borrowers or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if the Lenders had accelerated the same in accordance with the terms of the Credit Agreement or other applicable Loan Document, and the Guarantor shall forthwith pay such principal amount and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

     SECTION 7. Termination. This Guaranty shall terminate when, and only when, all of the Guaranteed Obligations have been paid and performed in full, all in accordance with the provisions of the Credit Agreement.

     SECTION 8. Representations and Warranties. Guarantor represents and warrants that:

          (a) It (i) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary organizational power and authority, and the legal right to own and operate its Properties, to lease the Properties it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing has not had and could not have a Material Adverse Effect, and (iv) is in compliance with all applicable law, except to the extent that the failure to comply therewith has not had and could not be reasonably expected to have a Material Adverse Effect.

          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper proceedings. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or other Person is required in connection with its execution and delivery of this Guaranty and performance of its obligations hereunder (other than those which have been obtained).

          (c) This Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) The execution, delivery and performance of this Guaranty will not violate any applicable law or any material agreement, instrument or undertaking to which any Guarantor is a party or by which it or any of its Property is bound (collectively, a "Contractual Obligation") of the Guarantor (except those as to which waivers or consents have been obtained and those which could not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any applicable law or Contractual Obligation.

          (e) It has a substantial economic interest in the Borrowers and expects to derive benefits from transactions resulting in the creation of the Guaranteed Obligations hereby. The Administrative Agent and the Lenders may rely conclusively on a continuing warranty hereby made, that each Guarantor continues to be benefited by the Lenders' extension of credit to the Borrowers, and neither the Administrative Agent nor the Lenders shall have any duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Administrative Agent and the Lenders without regard to the receipt, nature or value of any such benefits.

          (f) It has received a copy of the Credit Agreement.

     SECTION 9. Limitations on Obligations.

          (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability"). This Section 9(a) with respect to the Maximum Liability of any Guarantor is intended solely to preserve the rights of the Administrative Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and neither any Guarantor nor any other Person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.

          (b) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of Guarantor, and may exceed the aggregate Maximum Liability of any other guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent or the Lenders. Nothing in this Section 9(b) shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

          (c) In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, any other guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of
     (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any guarantors, the aggregate amount of all monies received by such guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9(c) shall affect any Guarantor's or any other guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such guarantor's Maximum Liability). Each Guarantor covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of the Administrative Agent, the Lenders and the Guarantor and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 10. Notices. Any notice, demand, request or consent required or authorized hereunder shall be served in person or delivered by U.S. certified mail, return receipt requested, addressed as follows:

     If to Guarantor:                   c/o Unit Corporation
                                        1000 Kensington Tower I,
                                        Tulsa, Oklahoma 74136
                                        Fax: (918) 493-7711
                                        Attention: General Counsel

     If to the Lenders or the
     Administrative Agent:              BANK OF OKLAHOMA, N.A.
                                        Bank of Oklahoma Tower
                                        One Williams Center
                                        Tulsa, Oklahoma 74192
                                        Attn: Energy Department - 8th Floor
                                        Fax: (918) 588-6880

or at such other address as the Guarantor or the Administrative Agent shall designate for such purpose in a written notice to the other parties. Notices served in person shall be effective and deemed given when delivered; and notices sent by certified mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid.

     SECTION 11. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by the Administrative Agent or any of the Lenders. All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantors hereunder.

     SECTION 12. Severability. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstances, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

     SECTION 13. Collection Costs. The Guarantor agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent or the Lenders arising out of or in connection with the enforcement of the Guaranteed Obligations or arising out of or in connection with any failure of the Guarantor to fully and timely perform their obligations hereunder.

     SECTION 14. Governing Law. This Guaranty is made under and shall be governed by the laws of the State of Oklahoma, without giving effect to conflict of laws principles thereof.

     SECTION 15. Jurisdiction and Venue. All actions or proceedings with respect to this Guaranty may be instituted in any state or federal court sitting in Tulsa County, Oklahoma, and by execution and delivery of this Guaranty, the Guarantor irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction (both subject matter and Person) of each such court, and (ii) waives (a) any objection that the Guarantors may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 16. Waiver of Jury Trial. The Guarantor, the Administrative Agent and the Lenders (by their acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) betwe en or among the Borrowers or the Guarantor and the Administrative Agent or the Lenders arising out of or in any way related to this Guaranty. This Section 16 is a material inducement to the Lenders to provide the financing described herein or in the Credit Agreement.

     ECTION 17. Additional Guarantors. Pursuant to Section 9.4 of the Credit Agreement, all future Material Subsidiaries of the Borrowers shall execute and deliver to the Administrative Agent a Guaranty Joinder Agreement, the form of which is attached hereto as Schedule I and made a part hereof. Upon the execution of a Guaranty Joinder Agreement, the Material Subsidiary shall be deemed to be a Guarantor for all purposes under this Guaranty and shall subscribe to and agree to be bound by all of the terms, conditions, agreements, covenants, and undertakings set forth in herein.

     SECTION 18. Section Headings. The Section and subsection headings herein are for convenience only and shall not be deemed part of this Guaranty.

     SECTION 19. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and the Guarantor's successors and assigns and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

     SECTION 20. Time of the Essence. The Guarantor acknowledges that time is of the essence with respect to the Guarantors' obligations under this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

                                        PETROCORP INCORPORATED,
                                        a Texas corporation

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________

                                   SCHEDULE I

                           GUARANTY JOINDER AGREEMENT
                           --------------------------

     THIS GUARANTY JOINDER AGREEMENT (this "Joinder"), dated as of _________, 200_, is executed by _____________________________, a ____________ ___________
(the "Additional Guarantor"), in favor of (i) the Lenders from time to time parties to the Credit Agreement described below and (ii) Bank of Oklahoma, National Association, as Administrative Agent under the Credit Agreement.

                                    RECITALS
                                    --------

     A. Unit Corporation, a Delaware corporation, Mountain Frond Pipeline Company, an Oklahoma corporation, Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, Inc., an Oklahoma corporation, Petroleum Supply Company, an Oklahoma corporation, SerDrilco, Inc., an Oklahoma corporation, and Unit Energy Canada Inc., an Albert, Canada corporation (collectively, the "Borrowers"), the Lenders therein named, and Bank of Oklahoma, National Association, as Administrative Agent, are parties to that certain Credit Agreement dated effective as of January 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.

     B. A Material Subsidiary has entered into that certain Guaranty Agreement dated effective as of January 30, 2004, in favor of the Lender and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), pursuant to which such Material Subsidiary absolutely and unconditionally guaranteed, the full and punctual payment and performance of the Guaranteed Obligations, as more particularly set forth in the Guaranty.

     C. The Additional Guarantor is a Material Subsidiary of the Borrowers, and pursuant to Section 9.4 of the Credit Agreement, the Borrowers are required to cause the Additional Guarantor to guarantee to the Administrative Agent the prompt payment and performance of the Guaranteed Obligations. The Additional Guarantor desires to execute and deliver this Joinder to satisfy such requirement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor agrees as follows:

     SECTION 1. Guaranty. The Additional Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Guaranteed Obligations (as such term is defined in the Guaranty), including, without limitation, any such Guaranteed Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.
This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrowers or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Borrowers shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantors, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Administrative Agent under the terms of the Credit Agreement, any Note or other relevant Loan Document, in lawful money of the United States, at the place specified in the Credit Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under the Credit Agreement) on any amount due and owing from the Borrowers.

     SECTION 2. Binding Effect. This Joinder shall become effective when it shall have been executed by the Additional Guarantor and thereafter shall be binding upon the Additional Guarantor and shall inure to the benefit of the Lenders. Upon the effectiveness of this Joinder, the Additional Guarantor shall be deemed to be a Guarantor for all purposes under the Guaranty and shall subscribe to and agree to be bound by all of the terms, conditions, agreements, covenants, and undertakings set forth in the Guaranty, and this Joinder shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty. The Additional Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

     SECTION 3. CHOICE OF LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OKLAHOMA.

     IN WITNESS WHEREOF, the Additional Guarantor has caused this Joinder to be duly executed and delivered by its duly authorized officer as of the date first above written.



                                ____________________________________,
                                a ___________________ _______________

                                By:__________________________________
                                Name:________________________________
                                Title: ______________________________

                                   SCHEDULE 1

                                PRICING SCHEDULE
                                ----------------

    Applicable          Level I         Level II        Level III
     Margin              Status          Status          Status
-------------------------------------------------------------------
Eurodollar Rate           1.00%           1.25%           1.50%
Floating Rate             0.00%           0.00%           0.00%
-------------------------------------------------------------------



   Applicable           Level I         Level II        Level III
     Margin              Status          Status          Status
-------------------------------------------------------------------
Commitment Fee           0.375%          0.375%          0.375%
Rate
-------------------------------------------------------------------


     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if the Borrowing Base Usage Percentage on such date is less than 50%.

     "Level II Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 50% and less than 75%.

     "Level III Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 75%.

     "Status" means either Level I Status, Level II Status or Level III Status.

     The Applicable Margin and Commitment Fee Rate will be determined on a daily basis in accordance with the foregoing table based on the Borrowing Base Usage Percentage on such day.

     Letter of Credit Fees: Issuance Fees are payable quarterly in advance, determined as of the LC issue date based on the applicable Margin (Eurodollar Rate column) for Eurodollar Loans on the stated amount of the LC and an LC fronting fee of 0.125% per annum will be paid to the LC Issuer concurrent with execution.

                                   SCHEDULE 2

                                LENDERS SCHEDULE
                                ----------------


      Lender              Maximum Credit Amount      % of Maximum
                                                     Credit Amount
--------------------------------------------------------------------

Bank of Oklahoma, N. A.         50,000,000              33.335%
Bank of America, N. A.          50,000,000              33.335%
BMO Nesbitt Burns               35,000,000              23.330%
Financing, Inc.
Compass Bank                    15,000,000              10.000%
--------------------------------------------------------------------
TOTAL MAXIMUM                  150,000,000 (3)         100.00%
CREDIT AMOUNT
--------------------------------------------------------------------










____________________________
(3) Note: Borrowing Base, at Borrowers' designation, is initially reduced $120,000,000.00 although the Borrowing Base determined by the Lenders is $188,000,000.00.

                                   SCHEDULE 3

                              DISCLOSURE SCHEDULE
                              -------------------


1. Section 5.8 - Subsidiaries
                                      State/Country          Ownership Interest
   Name                             of Incorporation             by Borrower
   ----                             ----------------         ------------------

   Unit Petroleum Company                Oklahoma                  100% UC
   Unit Drilling Company                 Oklahoma                  100% UC
   Unit Texas Company                    Oklahoma                  100% UPC
   Unit Drilling and Exploration Company Delaware                  100% UC
   Petroleum Supply Company              Oklahoma                  100% UC
   Mountain Front Pipeline Company, Inc. Oklahoma                  100% UC
   Unit Energy Canada Inc.               Alberta, Canada           100% UC
   Superior Pipeline Company LLC         Oklahoma                   40% UC
   Unit Drilling Company International   Cayman Islands            100% UDC
   Unit Acquisition Company              Texas                     100% UC
   Unit General LLC                      Oklahoma                  100% UPC
   Unit Limited LLC                      Oklahoma                  100% UPC
   UDC General LLC                       Oklahoma                  100% UDC
   UDC Limited LLC                       Oklahoma                  100% UDC
   SerDrilco, Inc.                       Oklahoma                  100% UC
   Eagle Energy Partners I, L.P.         Texas                     16.71% UC


2. Section 7.2 - Existing Indebtedness

   King P. Kirchner Separation Agreement
   Separation obligations under employee benefit plans
   Customary gas balancing obligations
   Prepayments for contract drilling services

3. Section 7.6(v) - Existing Liens

   Existing liens in favor of Bank of Oklahoma on PetroCorp properties

4. Section 7.2 - Investments

   Investment in Superior Pipeline Company, LLC
   Investment in Eagle Energy Partners I, L.P.
   Investment in public and private limited partnerships sponsored by Borrowers

                                   SCHEDULE 4

                               SECURITY SCHEDULE
                               -----------------


     Second Amended And Restated Security Agreement, dated effective as of January 30, 2004, between and among Unit Drilling Company, an Oklahoma corporation, as debtor, and Bank Of Oklahoma, National Association, as collateral agent for Bank of America, N.A., BMO Nesbitt Burns Financing, Inc., Compass Bank, and Bank of Oklahoma, National Association.

                                   SCHEDULE 5

                             ENVIRONMENTAL MATTERS
                             ---------------------


     None. However, Borrowers are aware that the EPA takes the position that the building of oil and gas well sites is considered "construction" activity and not "oil and gas exploration and production operations" under the Clean Water Act and thus not exempt from the permitting requirements of the Clean Water Act. Borrowers believe that these activities are specifically exempted under Section 402(1)(2) of the Clean Water Act, despite the EPA's interpretation of that exemption. To date, the EPA has not taken any steps to enforce its position.

                                   SCHEDULE 6

                          RATE MANAGEMENT TRANSACTIONS
                          ----------------------------


Oil - Hedge transaction for 1,000 bbls/day dated January 9, 2004, effective February 1, 2004 and terminating December 31, 2004 with Bank of Oklahoma


Natural Gas - Hedge transaction for 10,000 mmBtus/day dated January 9, 2004, effective April 1, 2004 and terminating October 31, 2004 with Bank of America.

                                   SCHEDULE 7

                               EXCLUDED ACCOUNTS
                               -----------------


                           102657437       700148491
                           207923104       700147380
                           208331182       700170326
                           208335758       700171426
                           208341445       700173010
                           208346131       700175408
                           208351092       700176453
                           103840773       810039724
                           207928648       700149822
                           208332084       700106218
                           103570184       700149877

                                   SCHEDULE 8

                             CONTINGENT OBLIGATIONS
                             ----------------------


-     Superior Pipeline Company LLC guarantee
-     Benefits payable under Health Plans
-     Benefits payable under Separation Benefit Plans
-     Earn Out Agreement in connection with SerDrilco acquisition
-     Benefits payable under Workers' Compensation plans
-     Benefits payable under Salary Deferral Plans